                                                                    Exhibit 2.1



                            STOCK PURCHASE AGREEMENT

                                      among

                              HARCO OFFSHORE, INC.

                                   "Purchaser"

                                       and

                           AIRLOG INTERNATIONAL, INC.

                                       and

                              CURRAN HOLDINGS, INC.

                                  as "Sellers"

                                       and

                             CORRPRO COMPANIES, INC.

                                    "CORRPRO"

                                       and

                            OFFSHORE LOGISTICS, INC.

                                     "OLOG"

                          CONCERNING THE ACQUISITION OF
                          ALL THE OUTSTANDING SHARES OF

                      CATHODIC PROTECTION SERVICES COMPANY


                                  June 4, 1997

                                TABLE OF CONTENTS
                                -----------------

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                                                                                                      PAGE
                                                                                                      ----

ARTICLE I        PURCHASE PRICE OF SHARES: MANNER OF PAYMENT............................................1

                 1.1      Purchase Price of Shares......................................................1
                 1.2      Manner of Payment.............................................................1
                 1.3      Working Capital Adjustment....................................................2

ARTICLE II       REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF AIRLOG..............................................................................3

                 2.1      Authority of Airlog; Conflicts; Consents......................................3
                 2.2      Title to Shares...............................................................3

ARTICLE III      REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF CHI.................................................................................4

                 3.1      Authority of CHI; Conflicts; Consents.........................................4
                 3.2      Title to Shares...............................................................4

ARTICLE IV       REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF SELLERS.............................................................................5

                 4.1      Organization and Standing.....................................................5
                 4.2      Conflicts; Consents...........................................................5
                 4.3      Capital Stock.................................................................5
                 4.4      Investments of the Corporation................................................6
                 4.5      Outstanding Options and Warrants..............................................6
                 4.6      Business Relations............................................................6
                 4.7      Real Property.................................................................6
                 4.8      Title to and Condition of Assets..............................................7
                 4.9      Financial Statements..........................................................8
                 4.10     Absence of Certain Changes....................................................8
                 4.11     Absence of Undisclosed Liabilities...........................................10
                 4.12     Taxes........................................................................10
                 4.13     Indebtedness to Officers, Directors and Shareholders.........................11
                 4.14     Certificate of Incorporation and By-Laws.....................................12
                 4.15     Corporate Minutes............................................................12
                 4.16     Brokerage and Finder's Fees..................................................12
                 4.17     Accounts Receivable..........................................................12
                 4.18     Employment Matters...........................................................12

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                                                                                                     PAGE
                                                                                                     ----

                 4.19     No Defaults..................................................................13
                 4.20     Contracts....................................................................13
                 4.21     Purchase Orders..............................................................13
                 4.22     Indebtedness.................................................................13
                 4.23     Litigation...................................................................13
                 4.24     Insurance....................................................................14
                 4.25     Transactions with Officers, Etc..............................................14
                 4.26     Employees....................................................................15
                 4.27     Trademarks, Copyrights and Similar Matters...................................15
                 4.28     Employee Benefit Plans and Other Plans.......................................16
                 4.29     Environmental Matters........................................................18
                 4.30     Bank Accounts................................................................20
                 4.31     Compliance with Laws.........................................................20
                 4.32     Powers of Attorney...........................................................20
                 4.33     Licenses and Rights..........................................................20
                 4.34     Schedule of Government Reports...............................................21
                 4.35     Products.....................................................................21
                 4.36     Casualty Occurrences.........................................................21
                 4.37     Inventory....................................................................21
                 4.38     Capital Expenditure Plans....................................................21
                 4.39     Shareholders and Consulting Agreements.  ....................................22
                 4.40     Lukens Agreement.............................................................22
                 4.41     Certain Employee Bonuses.....................................................22

ARTICLE V        REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF PURCHASER..........................................................................22

                 5.1      Organization and Good Standing of Purchaser..................................22
                 5.2      Authority of Purchaser.......................................................22
                 5.3      Investment Purpose...........................................................22
                 5.4      OLOG Payment.................................................................23
                 5.5      CHI Payment..................................................................23
                 5.6      Bank One Payment.............................................................23
                 5.7      Indemnification..............................................................23
                 5.8      Net Operating Loss Carryforward..............................................23

ARTICLE VI       CONDITIONS PRECEDENT TO OBLIGATIONS OF
                 PURCHASER.............................................................................23

                 6.1      Representations True.........................................................23
                 6.2      All Consents Obtained........................................................24
                 6.3      Performance and Obligations..................................................24

                                                                                                     PAGE
                                                                                                     ----

                 6.4      Receipt of Documents by Purchaser............................................24
                 6.5      No Litigation................................................................24
                 6.6      Delivery of Books and Records................................................24
                 6.7      Hart-Scott-Rodino Compliance.................................................25
                 6.8      Intercompany Accounts........................................................25
                 6.9      Shareholders Agreement.......................................................25
                 6.10     Consulting Agreement.........................................................25
                 6.11     Supply Agreements Termination................................................25
                 6.12     Spin-Off of Subsidiaries.....................................................25
                 6.13     Pipeline Integrity Settlement................................................25
                 6.14     Employment/Compensation Agreements...........................................25
                 6.15     Registration Rights Agreement................................................25

ARTICLE VII      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS........................................26

                 7.1      Representations True.........................................................26
                 7.2      All Consents Obtained........................................................26
                 7.3      Performance and Obligations..................................................26
                 7.4      Receipt of Documents by Sellers..............................................26
                 7.5      No Litigation................................................................26
                 7.6      Hart-Scott-Rodino Compliance.................................................27

ARTICLE VIII     CLOSING...............................................................................27

ARTICLE IX       TERMINATION OF AGREEMENT..............................................................27

ARTICLE X        SURVIVAL OF REPRESENTATIONS AND
                 WARRANTIES; INDEMNIFICATION; DISPUTES; ESCROW.........................................28

                 10.1     Survival of Representations and Warranties...................................28
                 10.2     Sellers' Indemnification.  ..................................................28
                 10.3     Defense of Claim.............................................................29
                 10.4     Accounts Receivable..........................................................29
                 10.5     Purchaser's Indemnification..................................................30
                 10.6     Limitation on Indemnification................................................30
                 10.7     Escrow.......................................................................31

ARTICLE XI       CONDUCT PRIOR TO CLOSING DATE.........................................................33

                 11.1     Continuation of Business.....................................................33
                 11.2     Preservation of Business.....................................................34
                 11.3     Consents and Approvals.......................................................34



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
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                                                                                                     ----

ARTICLE XII      ASSIGNMENT, THIRD PARTIES, BINDING EFFECT.............................................34

ARTICLE XIII     EXPENSES..............................................................................35

ARTICLE XIV      NOTICES...............................................................................35

ARTICLE XV       REMEDIES..............................................................................36

ARTICLE XVI      NON-COMPETITION.......................................................................37

                 16.1     Non-Competition Agreement....................................................37
                 16.2     Disclosure of Confidential Information.......................................38

ARTICLE XVII     BENEFIT PLANS AGREEMENTS..............................................................38

                 17.1     401(k) Plan..................................................................38
                 17.2     Welfare Plans................................................................39

ARTICLE XVIII    SUBSIDIARIES..........................................................................39

ARTICLE XIX      OFFSHORE LOGISTICS, INC. GUARANTEE....................................................40

ARTICLE XX       CORRPRO COMPANIES, INC. GUARANTEE.....................................................40

ARTICLE XXI      MISCELLANEOUS.........................................................................41

                 21.1     Counterparts.................................................................41
                 21.2     Captions and Section Headings................................................41
                 21.3     Waivers......................................................................41
                 21.4     Right of Inspection..........................................................41
                 21.5     Amendments, Supplements or Modifications.....................................41
                 21.6     Entire Agreement.............................................................41
                 21.7     Governing Laws...............................................................42
                 21.8     Knowledge....................................................................42
                 21.9     Press Releases...............................................................42
                 21.10    Supplemental Disclosure......................................................42

          CPS ACQUISITION CORP., AIRLOG INTERNATIONAL, INC. and CURRAN HOLDINGS, INC. STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 4th day of June, 1997, among Harco Offshore, Inc. ("Purchaser"), an Ohio corporation and wholly-owned subsidiary of Corrpro Companies, Inc., an Ohio corporation ("Corrpro"), Airlog International, Inc. ("Airlog"), a corporation organized under the laws of Panama and a wholly-owned subsidiary of Offshore Logistics, Inc., a Delaware corporation ("OLOG"), Curran Holdings, Inc., a Delaware corporation ("CHI" and, together with Airlog, "Sellers" or individually each a "Seller"), Corrpro and OLOG.

                                R E C I T A L S:
                                ----------------

         A. Sellers own all the issued and outstanding shares of capital stock of Cathodic Protection Services Company, a Delaware corporation (the "Corporation").

         B. On the terms and subject to the conditions of this Agreement, and subject to the performance by the parties of their respective obligations under this Agreement, Sellers desire to sell, and Purchaser desires to purchase, all the issued and outstanding shares of capital stock of the Corporation at the "Closing" (as hereinafter defined) for the purchase price described in Article I of this Agreement.

         NOW, THEREFORE, Purchaser, Sellers, Corrpro and OLOG intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    ---------

                   PURCHASE PRICE OF SHARES: MANNER OF PAYMENT
                   -------------------------------------------

         1.1 PURCHASE PRICE OF SHARES. On the terms and subject to the conditions of this Agreement, Sellers shall, with all transfer taxes of any kind prepaid, convey, assign and transfer to Purchaser at the Closing all the Shares (as defined in Section 4.3), free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. Purchaser shall purchase all the Shares for an aggregate purchase price of the difference of (a) Fifteen Million Dollars ($15,000,000.00) and (b) the sum of the amounts to be paid pursuant to Sections 5.4, 5.5 and 5.6 (the "Purchase Price"), subject to adjustment in accordance with Section 1.3 below.

         1.2 MANNER OF PAYMENT. The Purchase Price will be payable by Purchaser to Sellers at the Closing as follows:

                  (a) Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Escrow Amount") by certified or official bank check in immediately available funds to a banking institution reasonably acceptable to Purchaser and Sellers as escrow agent under an escrow agreement in form and substance reasonably acceptable to Purchaser and Sellers and consistent with the provisions of Section 10.7 below; and

                  (b) the balance of the Purchase Price by certified or official bank check in immediately available funds or by wire transfer of next day funds to an account or accounts designated by Sellers.

         1.3      WORKING CAPITAL ADJUSTMENT.

                  (a) The Purchase Price shall be adjusted based on the change in Working Capital (as defined below) from March 31, 1997 to the Closing Date (the "Working Capital Adjustment"). If the Working Capital Adjustment is positive, then the Purchase Price shall be increased by the amount of the Working Capital Adjustment. If the Working Capital Adjustment is negative, then the Purchase Price shall be reduced by the amount of the Working Capital Adjustment. Notwithstanding the foregoing, the Purchase Price shall be reduced only to the extent that any negative Working Capital Adjustment is greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

                  (b) As promptly as possible, but in any event within sixty
         (60) days after the Closing, Purchaser will deliver to Airlog a schedule setting forth the calculation of the Working Capital Adjustment (the "Adjustment Schedule"), together with the written report of Purchaser's independent certified public accountants, stating that, in their opinion, such schedule fairly states the Working Capital Adjustment in accordance with the provisions of this Agreement. Airlog and its independent certified public accountants, shall have the right to observe and comment upon the preparation of such schedule, including the taking of a physical inventory, which physical inventory shall be taken at Purchaser's expense on the Closing Date. Within thirty (30) days after receipt of the Adjustment Schedule by Airlog, Airlog may notify Purchaser in writing that such schedule does not fairly state the Working Capital Adjustment in accordance with the provisions of this Agreement, setting forth in full the respects in which it fails to do so and the reasons for reaching that conclusion. In the event that Purchaser and Airlog are unable to resolve any dispute so raised within sixty (60) days after receipt of the Adjustment Schedule by Airlog, they shall appoint an independent "big six" accounting firm acceptable to both of them, whose expenses will be shared equally by Sellers, on the one hand, and Purchaser, on the other hand. Such accounting firm shall as promptly as possible determine whether the Adjustment Schedule fairly states, in accordance with the provisions of this Agreement, the values of the items as to which Airlog has taken issue and, if such firm concludes that it does not do so with respect to any of such items, the value which in such firm's opinion does so shall be final and dispositive. The determination of the Working Capital Adjustment by such third firm shall be conclusive and binding on the parties hereto.

                  (c) Within five (5) days after receipt of the report by such accounting firm or the settlement of any dispute, or within thirty-five
         (35) days following receipt of the Adjustment Schedule by Airlog if no dispute exists, and subject to the last sentence of the preceding paragraph (a), payment shall be made of the Working Capital Adjustment, if any. If the Working Capital Adjustment is positive, such amount shall be paid by Purchaser to Sellers, pro rata. If the Working Capital Adjustment is negative in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), then such excess amount shall be paid by Sellers, pro rata, to Purchaser.

                  (d) For purposes of calculating the Working Capital Adjustments, the term "Working Capital" shall mean, as of any date, the Corporation's current assets (as defined on Schedule 1.3 attached hereto) less current liabilities (as defined on Schedule 1.3 attached hereto) as of such date, all calculated in accordance with generally accepted accounting principles ("GAAP"), on a basis consistent with the preparation of Schedule 1.3 attached hereto (including with respect to the line items shown thereon) and the March 31, 1997 balance sheet of the Corporation, with inventory being valued at the lower of cost, determined by the first-in, first-out method ("FIFO"), or market.

                                   ARTICLE II
                                   ----------

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF AIRLOG
               ---------------------------------------------------

         Airlog represents and warrants to, and covenants with, Purchaser as follows:

         2.1      AUTHORITY OF AIRLOG; CONFLICTS; CONSENTS.

                  (a) The execution, delivery and consummation of this Agreement by Airlog has been duly authorized by the board of directors (or other governing body of Airlog) and, if required, the shareholders of Airlog, in accordance with all applicable laws and the Certificate of Incorporation (or other charter instrument) and By-laws of Airlog and, at the "Closing Date" (as defined below), no further action will be necessary on the part of Airlog or any of Airlog's shareholders to make this Agreement valid and binding on Airlog in accordance with its terms. The execution, delivery and consummation of this Agreement by Airlog (i) is not contrary to its Certificate of Incorporation (or other charter instrument) or By-laws, and (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which Airlog is a party or to which Airlog or any of Airlog's assets is subject or bound.

                  (b) Except as may be listed on Schedule 2.1, no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by Airlog for the authorization of this Agreement or the consummation by Airlog of the transactions contemplated by this Agreement.

         2.2 TITLE TO SHARES. Airlog owns 6,000,000 shares of the Corporation's Class A Common Stock, par value $.01 per share (the "Airlog Shares"). The Airlog Shares are owned by Airlog of record and beneficially with good and marketable title thereto, free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. Airlog has not agreed to issue, purchase, sell or transfer any shares of capital stock or other equity interest of the Corporation, except as provided in this Agreement.

                                   ARTICLE III
                                   -----------

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHI
                ------------------------------------------------

CHI represents and warrants to, and covenants with, Purchaser as follows:

         3.1      AUTHORITY OF CHI; CONFLICTS; CONSENTS.

                  (a) The execution, delivery and consummation of this Agreement by CHI has been duly authorized by the board of directors and, if required, the shareholders of CHI, in accordance with all applicable laws and the Certificate of Incorporation and By-laws of CHI and, at the "Closing Date" (as defined below), no further action will be necessary on the part of CHI or any of CHI's shareholders to make this Agreement valid and binding on CHI in accordance with its terms. The execution, delivery and consummation of this Agreement by CHI (i) is not contrary to its Certificate of Incorporation or By-laws, and (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which CHI is a party or to which CHI or any of CHI's assets is subject or bound.

                  (b) Except as may be listed on Schedule 3.1, no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by CHI for the authorization of this Agreement or the consummation by CHI of the transactions contemplated by this Agreement.

         3.2 TITLE TO SHARES. CHI owns 2,000,000 shares of the Corporation's Common Stock, par value $.01 per share (the "CHI Shares"). The CHI Shares are owned by CHI of record and beneficially with good and marketable title thereto, free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. CHI has not agreed to issue, purchase, sell or transfer any shares of capital stock or other equity interest of the Corporation, except as provided in this Agreement.

                                   ARTICLE IV
                                   ----------

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS
              ----------------------------------------------------

         Sellers, severally but not jointly, and proportionately, represent and warrant to, and covenant with, Purchaser as follows:

         4.1      ORGANIZATION AND STANDING.

                  (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Corporation. The Corporation's failure to qualify to do business in the States of Illinois and Kansas will not have a material adverse effect on the business or financial condition of the Corporation.

                  (b) Set forth on Schedule 4.1 is a true and correct list of all jurisdictions in which the Corporation is qualified to do business as a foreign corporation and each jurisdiction where the Corporation owns or leases property.

         4.2 CONFLICTS; CONSENTS. The execution, delivery and consummation of this Agreement by Sellers (i) is not contrary to the Certificate of Incorporation or By-laws of the Corporation, (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which the Corporation is a party or to which the Corporation or any of its assets is subject or bound except where such violation, breach or default would not have a material adverse effect on the business or financial condition of the Corporation, (iii) will not result in the creation of any material lien or other charge upon any assets of the Corporation, and (iv) will not result in any acceleration or termination of any loan or security interest agreement to which the Corporation is a party or to which the Corporation or any of its assets is subject or bound and that will be set forth on Schedule 4.20 when delivered by Sellers in accordance with Section 4.20 hereof.

         4.3 CAPITAL STOCK. The Corporation is authorized to issue 6,000,000 shares of Class A Common Stock, par value $.01 per share, all of which shares are issued and outstanding (the "Class A Common Shares"), 20,000,000 shares of Common Stock, par value $.01 share, 2,000,000 shares of which are issued and outstanding (the "Common Shares") and 100,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding (the "Preferred Shares"). The outstanding Class A Common Shares and Common Shares are collectively referred to as the

"Shares". All the Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of preemptive or any other rights of any shareholder.

         4.4 INVESTMENTS OF THE CORPORATION. Other than the subsidiaries listed on Schedule 4.4 (the "Subsidiaries"), the Corporation has no direct or indirect equity, debt or other interest in any entity, corporate or otherwise, or any right, warrant or option to acquire any such interest. Schedule 4.4 lists the name of each Subsidiary, the number of shares of capital stock of such Subsidiary owned, directly or indirectly, by the Corporation and the corresponding percentage ownership of the voting securities of each such Subsidiary owned by the Corporation, and each Subsidiary's jurisdiction of incorporation.

         4.5 OUTSTANDING OPTIONS AND WARRANTS. There are no subscriptions, options, warrants, rights, puts, calls, commitments or agreements (respecting issuance, redemption, repurchase, voting or otherwise) relating to, nor any outstanding securities convertible into, any shares of capital stock or other equity interest of the Corporation, or into any such convertible securities, and the Corporation has not agreed to issue, purchase, sell or transfer any of same, except as provided in this Agreement.

         4.6 BUSINESS RELATIONS. Other than as set forth on Schedule 4.6(a), the Corporation is not required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers. Neither Sellers nor the Corporation has knowledge of any disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials or products used in the Corporation's business which disruption would have a material adverse effect on the business or financial condition of the Corporation, and has no reason to believe that any such disruption will occur. There are no sole source suppliers of goods, equipment or services used by the Corporation (other than public utilities) with respect to which practical alternative sources of supply are unavailable. Other than as set forth on
Schedule 4.6(b), no single customer of the Corporation accounted for greater than five percent (5%) of the Corporation's gross revenues for either the most recently completed fiscal year or the portion of the current fiscal year ended March 31, 1997.

         4.7      REAL PROPERTY.

                  (a) Schedule 4.7(a) is a true and complete list of (i) all real property leases to which the Corporation is a party and (ii) all options, deeds of trust, deeds of declaration, mortgages and land contracts pursuant to or in which the Corporation has any interest (collectively, the "Real Property"). Sellers have furnished to Purchaser or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 4.7(a). The Corporation owns no real property.

                  (b) With respect to the leased property comprising the Real Property including all leasehold improvements (collectively, the "Leased Property"), except as set forth on Schedule 4.7(b):

                         (i) All leases are in writing and are duly executed
                  and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for their full term, and none have been modified, amended, sublet or assigned;

                        (ii) The rental set forth in each such lease is the
                  actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth on
                  Schedule 4.7(b);

                       (iii) Where the Corporation is the lessee, the lessee
                  under each such lease has the full right to exercise any renewal option and on due exercise will be entitled to enjoy the use of the leased premises for the full term of such renewal option, and such renewal option does not terminate on assignment of such lease;

                        (iv) There is no default by the Corporation or, to the
                  knowledge of Sellers, any other party which materially affects the Leased Property;

                         (v) Where the Corporation is the lessee, on performance
                  by the lessee of the terms of each lease (all of which terms have been fully performed by the lessee as of the date of this Agreement and will have been fully performed as of the Closing
                  Date), the lessee has the full right to enjoy the use of the premises demised for the full term of the lease without disturbance by any other party, and there are no written or oral contracts between the Corporation and any third party relating to any claim by such third party of any right to all or any part of the interest of the Corporation in any leasehold estate or otherwise relating to the use and occupancy by the Corporation of such estate;

                        (vi) Except as set forth on Schedule 4.7(b), all
                  security deposits required by such leases have been made and have not been refunded or returned, or their forfeiture claimed, in whole or in part, by any lessor; and

                       (vii) Where the Corporation is the lessee, all leasehold
                  improvements are in good operating or working condition and repair, after taking into account ordinary wear and tear, and are reasonably adequate for the operation of the business of the Corporation as presently conducted. All contributions required to have been paid by any lessor of property in respect of any leasehold improvements have been paid.

         4.8 TITLE TO AND CONDITION OF ASSETS. Except as set forth on Schedule 4.8, the Corporation owns and possesses all right, title and interest in and to its material assets, including, without limitation (i) valid and subsisting leasehold interests in all leasehold estates comprising the Real Property and
(ii) good and merchantable title to all material properties and assets other than the Real Property, in each case free and clear of all material conveyances, conditions, easements, liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, easements, limitations, servitudes, other title defects or restrictions of any nature. All tangible assets of the

Corporation having a net book value at March 31, 1997 in excess of Five Thousand Dollars ($5,000.00) or acquired since March 31, 1997 are in the Corporation's possession or under its respective control, and all equipment used by the Corporation is in good operating condition and repair, subject only to routine maintenance, and is reasonably fit and adequate for the purposes intended. The Corporation enjoys peaceful and quiet possession of its assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

         4.9 FINANCIAL STATEMENTS. Prior to the date of this Agreement, Sellers have provided Purchaser with the consolidated financial statements of the Corporation and the Subsidiaries listed below (the "Financial Statements") and will provide to Purchaser monthly financial statements for the months after April 30, 1997 (the "New Monthly Financial Statements") as soon as practicable after the end of each month:

                  (a) Audited Balance Sheets at June 30, 1995 and 1996;

                  (b) Audited Statement of Operations and Cash Flows for the nine months ended June 30, 1995 and the year ended June 30, 1996;

                  (c) Unaudited Balance Sheet at April 30, 1997; and

                  (d) Unaudited Statement of Operations and Cash Flows for the ten months ended April 30, 1997.

         The Financial Statements (and, with respect to the New Monthly Financial Statements, when delivered, will or will be as the content may require) (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) present fairly in all material respects, the Corporation's financial position, results of its operations and changes in its financial position and cash flows at and for the periods therein specified in accordance with GAAP, except, with respect to the unaudited financial statements only, for notes and normal recurring adjustments, and (iii) are consistent with the books and records of the Corporation.

         4.10 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.10, since March 31, 1997, the Corporation has actively conducted its business in the ordinary and regular course consistent with past practice. Since such date, there has not been any material adverse change in the business, condition (financial or otherwise), assets, liabilities, or results of operations of the Corporation. Except as set forth on Schedule 4.10, without limiting the generality of the foregoing, since March 31, 1997, there has not been:

                  (a) Any increase made or promised in the compensation or other remuneration payable or to become payable by the Corporation to any of its employees, agents or partners;

                  (b) Any mortgage or pledge of, or any other lien, charge or encumbrance of any kind, on any of the assets, tangible or intangible, of the Corporation;

                  (c) Any sale or transfer of any assets, except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to the Corporation or of any other claims of the Corporation;

                  (d) Any sale, license, assignment or transfer by the Corporation of any patents, trademarks, trade names or other similar intangible assets;

                  (e) Any amendments or termination of any material contract, agreement or license to which the Corporation is a party or to which the Corporation or any of its assets are subject or bound;

                  (f) Any commitment made (through negotiations or otherwise) or any liability incurred to any labor organization by the Corporation;

                  (g) Any payment, declaration or setting aside by the Corporation of dividends or a return of capital or any distribution by the Corporation of any cash or other assets to any shareholder in redemption of or as the purchase price for any of the Corporation's capital stock or equity or in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to any shareholder;

                  (h) Any discharge or satisfaction by the Corporation of any lien, encumbrance, obligation or liability (accrued, absolute, fixed or contingent), other than those shown on the March 31, 1997 balance sheet of the Financial Statements that have been discharged or satisfied in the ordinary course without acceleration and other than those incurred and discharged in the ordinary course of business consistent with past practice;

                  (i) Any material transaction entered into by the Corporation other than in the ordinary course of business consistent with past practice;

                  (j) Any institution of a bonus, stock option, profit-sharing, pension plan or similar arrangement for the Corporation's employees or any changes in any such existing plans;

                  (k) Any incurrence by the Corporation (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice;

                  (l) Any material adverse change in collection loss experience;

                  (m) Any material loss, damage or destruction to any of the Corporation's material properties (whether or not covered by insurance) or any labor trouble;

                  (n) Any payments in cash or otherwise by the Corporation to Sellers or any affiliate pursuant to a tax sharing arrangement or any other type of intercompany agreement; or

                  (o) Any change in accounting principles or practices from those utilized in the preparation of the Financial Statements.

         4.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the March 31, 1997 balance sheet of the Financial Statements or on Schedule 4.11, the Corporation is not obligated for, nor are any of its assets or properties subject to, any material liabilities or adverse claims or obligations, absolute or contingent, except those incurred in the ordinary course of business since March 31, 1997, and the Corporation is not in default with respect to any terms or conditions of any material liability or obligation. There are no facts known to Sellers that might reasonably serve as a basis, in whole or in part, for any material liabilities or obligations not disclosed in this Agreement, in the Financial Statements, in the New Monthly Financial Statements or in the Schedules attached hereto.

         4.12     TAXES.

                  (a) The Corporation has paid in full or made adequate provision in the Financial Statements and the New Monthly Financial Statements for the payment of all taxes (including penalties, additions to tax and interest) for which it has or may have liability as a result of the operation of its business through and including the Closing Date, except where any such individual failure to pay or make adequate provision therefor would not result in a liability to the Corporation in excess of Five Hundred Dollars ($500.00). Except as otherwise provided herein, all income, franchise, sales, withholding and other tax returns and reports of every nature filed by the Corporation (including any consolidated or combined return filed by it and any affiliated person or entity) ("Tax Returns") are true, correct and complete in all material respects. Sellers have no knowledge of any unassessed tax deficiency proposed or threatened against the Corporation as a result of the operation of its business. There are no material liens on the Corporation's assets as a result of any tax liabilities except for taxes not yet due and payable. To Seller's knowledge, there are no tax deficiencies (including penalties, additions to tax and interest) of any kind assessed against or relating to the Corporation with respect to any taxable period ending on or before the Closing Date. To Sellers' knowledge, there are no federal income tax deficiencies assessed against the Corporation pursuant to Treasury Regulations Section 1.1502-6. To Seller's knowledge there are no other tax deficiencies relating to Tax Returns which include the Corporation for periods ending on or before the Closing Date. As to all tax periods, or portions thereof, which end prior to, or include, the Closing Date for which no Tax Returns are yet due, the liability of the Corporation for taxes allocable to periods (or portions thereof) ending on or before the Closing Date does not exceed the amount accrued on the Financial Statements or the New Monthly Financial Statements for such taxes.

                  (b) The Corporation is not a party to any action or proceeding by any governmental authority for the assessment or collection of taxes, nor, to the knowledge of

         Sellers, has any such event been asserted or threatened. The Corporation has not filed any consent of the type described under
         Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any accumulated earnings penalties. The Corporation has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could oblige it to make any payments that would not be deductible under Section 280G of the Code. The Corporation has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii).

                  (c) Except as set forth on Schedule 4.12, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign Tax Return of the Corporation for any period. The federal income tax returns which include the Corporation have not been audited by the Internal Revenue Service since September 30, 1994.

                  (d) The Corporation has furnished to Purchaser complete and correct copies of all federal income tax returns of the Corporation for all taxable years beginning on or after September 30, 1994. The Corporation has furnished to Purchaser complete and correct copies of all state, local and foreign income or franchise tax returns filed by the Corporation for each of their respective taxable years beginning after September 30, 1994.

                  (e) Sellers have furnished to Purchaser complete and correct copies of all audit reports (or portions thereof) received by Sellers from the U.S. Treasury Department which relate to the Corporation for any taxable period beginning after September 30, 1994. Sellers have furnished or, prior to the Closing will furnish, to Purchaser complete and correct copies of all audit reports (or portions thereof) received by Sellers or the Corporation from any state, local or foreign taxing authority, which relate to the Corporation for any taxable period beginning after September 30, 1994.

                  (f) Schedule 4.12 sets forth all tax elections made by the Corporation, all adjustments under Section 481(a) of the Code which will affect the taxes of Purchaser for all taxable years which end on or after the Closing Date and all tax rulings or closing agreements to which the Corporation is a party. Schedule 4.12 sets forth all jurisdictions in which the Corporation has filed or will file state income or franchise tax returns for each taxable period, or portion thereof, ending on or before the Closing Date.

                  (g) There are no tax sharing agreements or similar arrangements in effect that include the Corporation.

                  (h) Since September 30, 1994, the Corporation has not been a member of any group that filed a combined, unitary or consolidated federal, state or local Tax Return other than Tax Returns filed by the Corporation which included only the Subsidiaries.

         4.13 INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on Schedule 4.13, the Corporation is not indebted to any of its shareholders, officers or directors (or to members of their immediate families) in any amount whatever other than for salaries payable or for expenses incurred on behalf of the Corporation in the ordinary course of business.

         4.14 CERTIFICATE OF INCORPORATION AND BY-LAWS. True, accurate and complete copies of the Certificate of Incorporation and By-laws of the Corporation, together with all amendments thereto, have been delivered to Purchaser or its counsel.

         4.15 CORPORATE MINUTES. Sellers have furnished or made available to Purchaser and its counsel the corporate record books of the Corporation and the same are accurate and complete and reflect all resolutions adopted and all actions taken, authorized or ratified by the shareholders and directors of the Corporation. Copies of all corporate minutes of meetings held and of all written actions taken after the date of this Agreement will be furnished to Purchaser promptly, and in all events, prior to the Closing Date.

         4.16 BROKERAGE AND FINDER'S FEES. Except for fees payable to Simmons & Company International which will be paid by Sellers, neither Sellers nor any officer, director or agent of the Corporation has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

         4.17 ACCOUNTS RECEIVABLE. Sellers have previously delivered to Purchaser an aging schedule as of March 31, 1997, which is true, correct and complete, of the accounts receivables, both trade and non-trade, of the Corporation as of that date. The reserves for doubtful receivables and uncollectible accounts that will be reflected on the books of the Corporation as of the Closing Date will be sufficient to provide for any losses that may arise in connection with the collection of the accounts receivable. The accounts receivable as reflected on the books of the Corporation as of the Closing Date (the "Closing Date Accounts Receivable") will represent valid claims that have arisen in the ordinary course of business.

         4.18     EMPLOYMENT MATTERS.

                  (a) Except as set forth on Schedule 4.18, the Corporation is not a party to, participant in, or bound by, any collective bargaining agreement, union contract or employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any stock purchase, stock option or other stock plans or programs or any employee termination or severance arrangement.

                  (b) Except as set forth on Schedule 4.18, the employment by the Corporation of any person (whether or not there is a written employment agreement) is "at will" and may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation pay.

                  (c) Except as set forth on Schedule 4.18, there are no active, pending or, to Sellers' knowledge, threatened administrative or judicial proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to employees of the Corporation.

                  (d) There are no pending or, to Sellers' knowledge, threatened, labor difficulties.

         4.19 NO DEFAULTS. The Corporation is not in default (nor is any such default alleged to exist) under the terms of any written or oral contract, agreement, lease, license, mortgage, deed of trust, note, guaranty, instrument or understanding including, without limitation, any contract or agreement with any of the Corporation's customers, to which it is a party or to which any of its assets, business or operations is subject (collectively, "Contracts") where such default would have a material adverse effect on the business or financial condition of the Corporation, nor, to Sellers' knowledge, is any condition or event threatened, which, after notice or the passage of time, or both, would constitute such a default under any such Contract. To Sellers' knowledge, no such default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of such Contracts.

         4.20 CONTRACTS. Schedule 4.20 when delivered by Sellers will be a true and correct list of each Contract to which the Corporation is a party or by which any of its assets, businesses or operations is bound or affected. Schedule
4.20 when delivered will include a description of any default under any such Contracts and any consents or approvals required of third parties under the terms of such Contracts for the consummation of the transactions contemplated by this Agreement. Schedule 4.20 when delivered will exclude any Contract that (i) may be cancelled by the Corporation on thirty (30) days' notice or less without incurring a liability or obligation on the part of the Corporation for such cancellation, or (ii) involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than Fifty Thousand Dollars ($50,000.00). A true, correct and complete copy of each written, and a description of each oral, Contract, so listed has been delivered to Purchaser or its counsel. Sellers will deliver Schedule 4.20 to Purchaser on or before the fourteenth (14th) business day after the date of this Agreement at which time such schedule will be incorporated into and made a part of this Agreement with the same effect as if delivered on the date hereof.

         4.21 PURCHASE ORDERS. Schedule 4.21 is a true and complete list of all purchase orders under which the Corporation is or will become obligated to pay any particular vendor an aggregate sum in excess of Fifty Thousand Dollars ($50,000.00).

         4.22 INDEBTEDNESS. Schedule 4.22 is a true and complete list of all indebtedness for borrowed money, including a description of the terms of payment, and, if such indebtedness is secured, a description of all properties or other assets pledged, mortgaged or otherwise hypothecated (voluntarily or involuntarily) as security.

         4.23 LITIGATION. Schedule 4.23 is a true and complete list of all administrative or judicial proceedings to which the Corporation is a party (other than workers' compensation claims arising in the ordinary course of business as a result of which the Corporation is not reasonably likely to incur liabilities in excess of Fifty Thousand Dollars ($50,000.00)) or, to the knowledge of Sellers, to which it is threatened to be made a party which relate, directly or indirectly, to any of the

Corporation's assets, including, without limitation, proceedings that could affect title to or interests in the assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or, to the knowledge of Sellers, threatened against or affecting the Corporation or any of its assets, including, without limitation, any relating to so-called product liability, which, if adversely determined or resolved, would have a material adverse effect on the business or financial condition of the Corporation, or any provisions of, or the validity of, or rights under, any material leases or other operating agreements, licenses, permits or grants of authority of the Corporation. Neither Sellers nor the Corporation has received notice that the Corporation is the subject of any governmental investigation and the Corporation is not subject to, nor is it or, to Sellers' knowledge, has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Schedule 4.23 indicates which of the matters listed are covered by valid insurance and the extent of such coverage.

         4.24 INSURANCE. Schedule 4.24 is a true and correct list of all the policies of insurance covering the business, properties and assets of the Corporation presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured), indicating as to each whether it insures on an "occurrence" or a "claims made" basis. All of the insurance policies set forth on Schedule 4.24 are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and the Corporation has not received any notice of cancellations with respect to any of the policies. The Corporation has not been refused any insurance by any insurance carrier to which it has applied for insurance since September 30, 1994. To Sellers' knowledge, there are no circumstances existing which would enable any insurer to avoid liability under any of the Corporation's policies.

         4.25     TRANSACTIONS WITH OFFICERS, ETC.

                  (a) Schedule 4.25(a) is a true and correct list of the ownership of the Corporation in any entity that has any existing contractual relationship, oral or written, or other business relationship with Sellers.

                  (b) Schedule 4.25(b) is a true and correct list of all Contracts (oral or written), including, but not limited to, any loans (other than those set forth on Schedule 4.13 of this Agreement or not required to be set forth thereon) or leases, to which the Corporation is a party and to which any of the officers, directors or other employees or shareholders of the Corporation, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, is also a party.
         Schedule 4.25(b) includes a list of indebtedness of any such person or entity to the Corporation.

                  (c) Except as set forth on Schedule 4.25(c) none of the Corporation or any officer, director, employee or shareholder of the Corporation, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, has any direct or indirect interest in any competitor, supplier or customer of the Corporation or in any person, firm or entity from whom or to whom the Corporation leases any property, or in any other person, firm or entity with whom the Corporation transacts business of any nature.

         4.26 EMPLOYEES. Schedule 4.26 is a true and correct list of all employees of the Corporation and their accrued vacation and sick pay as of March 31, 1997. As used in this Agreement, the term "employees" includes employees, salesmen, agents and sales representatives. A true, correct and complete copy of each written employment contract and a description of each oral employment agreement with any employee has been delivered to Purchaser or its counsel.

         4.27     TRADEMARKS, COPYRIGHTS AND SIMILAR MATTERS.

                  (a) Since September 30, 1994, the Corporation has not been charged with infringement or violation of any patent, trademark, service mark, trade name or copyright. To Sellers' knowledge, the Corporation is not using or has not in any way made use of any patentable or unpatentable invention, or any confidential information or trade secret, of any former employer of any present or past employee of the Corporation. All patents, trademarks, service marks, trade names and copyrights (the "Specified Items"), and all applications or registrations (including those whose use is limited to one or more states of the United States), owned or, if material, used by the Corporation are listed on Schedule 4.27 and, to the extent indicated, have been duly registered in, filed in or issued by the United States Patent Office or the corresponding agency or office of each of such states. Except as indicated on Schedule 4.27, the Corporation is the sole and exclusive owner of, or has the sole and exclusive right to use, the Specified Items, except for the rights of licensees (whose names and addresses are listed on Schedule 4.27). Except as set forth on Schedule 4.27, the Corporation does not use any of the Specified Items by consent of any other party and the same are free and clear of any attachments, liens, claims, encumbrances or agreements. Except as listed on Schedule 4.27, there are no claims or demands of any other person, firm or corporation pertaining to any of the Specified Items, and no proceedings have been instituted, are pending or, to the knowledge of Sellers, are threatened which challenge the right of the Corporation in respect of any of the Specified Items. To the knowledge of Sellers, none of the Specified Items infringes on, or is being infringed on by others, and none of the Specified Items is subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                  (b) Except as set forth on Schedule 4.27(b), the Corporation is the sole and exclusive owner of its corporate name. The Corporation does not use such name by consent of any other person or entity, and owns such name free and clear of any attachments, liens, claims, encumbrances or agreements. There are no claims or demands of any other person or entity pertaining to the use of the name and no proceedings have been instituted or, to the knowledge of Sellers, are threatened, which challenge the right of the Corporation in respect of such name; and to the knowledge of Sellers, the use of such name by the Corporation does not infringe on and is not being infringed on by others, and is not subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                  (c) True, correct and complete copies of all patents, trademarks, service marks, trade names and copyrights, and of all related applications or registrations, that are listed on Schedule 4.27 have been delivered to Purchaser or its counsel.

         4.28 EMPLOYEE BENEFIT PLANS AND OTHER PLANS. Except for the plans or arrangements listed on Schedule 4.28 (hereinafter referred collectively to as the "Plans" and individually as the "Plan"), the Corporation does not, directly or indirectly, maintain, sponsor or have an obligation or liability with respect to, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), executive compensation or incentive plan, bonus or severance arrangement, employment contract, collective bargaining agreement, union contract, deferred compensation agreement, stock purchase or incentive plan or arrangement, or other employee benefit plan or arrangement. For the purposes of this Agreement, "Controlled Group" shall mean the Corporation and any trade or business, whether or not incorporated, which is treated together with the Corporation under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code. With respect to each Plan identified on Schedule 4.28:

                  (a) All applicable ERISA and Code requirements with respect to such Plan as to the filing of reports, documents and notices with the Secretary of Labor, the Pension Benefit Guaranty Corporation, and the Secretary of the Treasury, or the furnishing of such documents to participants or beneficiaries, have been complied with in all material respects by such Plan or its administrators;

                  (b) No member of the Controlled Group, Plan, fiduciary of such Plan or administrator of such Plan, has taken any action, or failed to take any action, which action or failure could subject the Corporation, or any employee of the Corporation to any material liability for breach of any fiduciary duty, or for any prohibited transaction (as defined in Section 4975 of the Code), with respect to or in connection with such Plan;

                  (c) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Sellers, threatened against such Plan, the Corporation, Sellers, or against any fiduciary of such Plan;

                  (d) Such Plan, the fiduciaries of such Plan, Controlled Group members and administrators of such Plan have at all times complied in all material respects with applicable requirements of ERISA, the Code, and any other applicable law (including the Health Maintenance Organization Act of 1973, as amended) governing such Plan, and such Plan has at all times been administered in all material respects in accordance with all such requirements of law and in accordance with its terms to the extent consistent with all such requirements of law;

                  (e) The Plan is not a "multiemployer plan" as described in
         Section 3(37) of ERISA or Section 414(f) of the Code, nor is it subject to Title IV of ERISA;

                  (f) All bonding required by applicable provisions of ERISA with respect to the Plan has been obtained and is in full force and effect;

                  (g) No trust associated with the Plan has earned any material "unrelated business taxable income" (as such term is defined in Section 512 of the Code and the regulations thereunder) or material "unrelated debt financed income" (as such term is defined in Section 514 of the Code and regulations thereunder);

                  (h) If the Plan is an "employee pension benefit plan" (as defined in ERISA Section 3(2)), the Plan and its associated trust complies in all material respects with the applicable provisions of the Code (including, but not limited to, Code Sections 401(a), 401(a)(4), 410(b), 401(a)(26) and 501(a)), has received a favorable determination letter from the Internal Revenue Service stating that the Plan qualifies under Section 401(a) and that the associated trust, if any, qualifies under Section 501(a), has been timely amended (and the amendment has been submitted to the Internal Revenue Service for a favorable determination letter) with respect to changes required by the Tax Reform Act of 1986 and subsequent legislation and regulations;

                  (i) The Plan has not incurred any "accumulated funding deficiency," as defined in Section 301(a)(2) of ERISA whether or not waived;

                  (j) The Plan which is a welfare benefit plan does not (i) provide for non-terminable or non-alterable medical benefits for employees, dependents or retirees or (ii) provide any benefits for any person upon or following retirement or termination of employment except as otherwise required by Part 6 of Subtitle B of Title I of ERISA or
         Section 4980B of the Code (herein collectively referred to as "COBRA"), and then only to the extent the person pays the "applicable premium" (as defined in Code Section 4980B(f)(4)) for such coverage;

                  (k) No events or changes have occurred or are expected to occur with respect to the Plan that would cause an increase in the cost of providing the benefits under the Plan;

                  (l) Full payment has been made of all amounts which Sellers, the Corporation or other member of the Controlled Group, is required, under applicable law or under the Plan, to have paid as a contribution or a benefit for the plan years of the Plan ended prior to the date hereof. All contributions required to be made by, and all other liability of, the Corporation with respect to the Plan for the periods covered by the Financial Statements shall have been set forth on the appropriate Financial Statement in accordance with generally accepted accounting principles. Benefits under the Plan are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (m) Except as otherwise specifically provided herein, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Corporation to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting under the Plan, (iii) increase the amount of compensation due any such employee or officer, (iv) directly or indirectly cause the Corporation to transfer or set aside any assets to fund or otherwise provide for the benefits under the Plan for any current or former employee, officer or director, or (v) result in any non-exempt prohibited transaction described in ERISA Section 406 or Code Section 4975.

                  (n) Sellers have timely provided all notices and have provided continuation of health benefit coverage (including but not limited to medical and dental coverage) required to be provided to any of Sellers', the Corporation's, or any other member of the Controlled Group's, employees, former employees, or the beneficiaries or dependents of such employees or former employees, under COBRA, to the extent such notices and continuation of health benefit coverage were required to be provided by reason of events occurring prior to or on the Closing.

                  (o) Sellers have delivered or caused to be delivered to Purchaser or Purchaser's counsel true and correct copies of the following with respect to the Plan:

                         (i) A copy of the Plan and amendments thereto to the
                  date hereof;

                        (ii) A copy of each trust agreement and insurance
                  contract pertaining to the investment of the assets, if any, of the Plan or the payment of benefits thereunder, including all amendments to such documents to the date hereof;

                       (iii) The most recent determination letter issued by the
                  IRS with respect to the Plan for which a determination letter has been issued and any pending determination letter request with respect to the Plan;

                        (iv) The three (3) most recent IRS Form 5500 series
                  annual return/reports, including all applicable Schedules and audited financial statements, filed with respect to the Plan; and

                         (v) A copy of the latest summary plan description
                  (within the meaning of Section 10(a)(1) of ERISA) for the Plan and each summary of material modifications (within the meaning of Section 101(b)(2) of ERISA) thereto, each of which has been provided to employees and filed with the Department of Labor.

         4.29     ENVIRONMENTAL MATTERS.

                  (a)      Except as set forth on Schedule 4.29(a):

                         (i) to the knowledge of Sellers, the Corporation has
                  not caused or allowed any Contaminant to be used, manufactured, stored, placed, processed or released on or off-site of any of the Real Property listed on Schedule 4.7(a);

                        (ii) the Real Property is in compliance with all
                  applicable Requirements of Law except where such noncompliance would not have a material adverse effect on the business or financial condition of the Corporation;

                       (iii) to Sellers' knowledge, neither the Corporation, nor
                  the Real Property, nor any real property owned or leased by the Corporation in the past or in which the Corporation has had any interest in the past, are the subject of any notice, order or agreement regarding any remedial action or the Release, threatened Release or presence of a Contaminant; and

                        (iv) neither the Corporation, nor the Real Property are
                  subject to any material contingent liability in connection with the Release, threatened Release, or presence of any Contaminants on or off-site of the Real Property.

                  (b) Except as set forth on Schedule 4.29(b):

                         (i) the Corporation has obtained all material
                  environmental, health and safety permits necessary, and made all material notifications necessary, for the current use of its assets;

                         (ii) all such permits and notifications are in good
                  standing and the Corporation has made timely application for renewal of such permits where necessary;

                         (iii) the Corporation is in material compliance with
                  all terms and conditions of such permits and notifications;
                  and

                         (iv) the Corporation's assets are in compliance with
                  all applicable Requirements of Law except where such noncompliance would not have a material adverse effect on the business or financial condition of the Corporation and are subject to no material contingent liability in connection with the Release, threatened Release or presence of any Contaminants on or off-site of such assets.

                  (c) To the knowledge of Sellers, there is not now on or in the Corporation's assets, including but not limited to, the Real Property:

                         (i) any treatment, storage, recycling, disposal or
                  arrangement therefor, of any hazardous waste as that term is defined under 40 CFR Part 261 or any state equivalent;

                         (ii) any underground storage tanks, in use or
                  abandoned;

                         (iii) any asbestos-containing material; and

                         (iv) any polychlorinated biphenyls (PCBs) in any
                  hydraulic oils, transformers, capacitors or other electrical equipment.

                  (d) Definitions. For purposes of this Section:

         "Contaminant" means any substance or waste containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., and any other substance similarly defined or identified in any other federal, state or local laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes asbestos-containing material and petroleum or petroleum-based products.

         "Requirements of Law" means any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, public health or safety.

         "Release" has the same meaning as in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ.

         4.30 BANK ACCOUNTS. Schedule 4.30 is a true and correct list of the name of each bank, savings and loan, or other financial institution in which the Corporation has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

         4.31 COMPLIANCE WITH LAWS. The Corporation has complied with all laws, regulations, rules and orders of any governmental department or agency or any other commission, board, agency or instrumentality, federal, state or local, or other requirements of law affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local law, regulation, rule or order except where such non-compliance or default would not have a material adverse effect on the business or financial condition of the Corporation.

         4.32 POWERS OF ATTORNEY. Except as set forth on Schedule 4.32, the Corporation has not given any power of attorney (irrevocable or otherwise) that is presently in effect to any person or entity for any purpose.

         4.33 LICENSES AND RIGHTS. The Corporation possesses all material franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are listed on Schedule 4.33.

         4.34 SCHEDULE OF GOVERNMENT REPORTS. Schedule 4.34 is a true and correct list, and Sellers have furnished to Purchaser or its counsel complete copies of all reports, if any, filed since September 30, 1994, by the Corporation with the Department of Labor, Equal Employment Opportunity Commission, Federal Trade Commission, Department of Justice, Occupational Safety and Health Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency, Securities and Exchange Commission or Pension Benefit Guarantee Corporation, or any similar state agency, the failure to file of which would have a material adverse effect on the business or financial condition of the Corporation.

         4.35     PRODUCTS.

                  (a) Schedule 4.35 contains a written statement describing in all material respects the Corporation's warranties and customer service policies and any recurring warranty problems. The Corporation has no outstanding material contracts or proposals that depart from the warranty and customer service policy and practice described in such Schedule.

                  (b) The Corporation has not manufactured, sold or supplied products or services which are or were or will became faulty or defective or which do not comply with any warranties or representations expressly or impliedly made by it or with all applicable regulations, standards and requirements of law, except where such fault, defect or noncompliance would not have a material adverse effect on the business or financial condition of the Corporation.

         4.36 CASUALTY OCCURRENCES. Schedule 4.36 is a list of occurrences since September 30, 1994 of damages to persons or property involving any defects or alleged defects in any of the Corporation's products or their respective designs that have been asserted against the Corporation.

         4.37 INVENTORY. Except as set forth on Schedule 4.37, the inventories of the Corporation consist only of items of a quality and quantity reasonably usable and saleable in the ordinary course of business, consistent with past practice, within the Corporation's normal inventory "turn" experience and do not include any item of inventory which has previously been written off by the Corporation. Items of below-standard quality and items not previously reasonably saleable in the ordinary course of business have been written down in value in accordance with generally accepted accounting principles to estimated net realizable market values. The value at which the inventories are carried on the Corporation's books reflects the lower of cost (on a FIFO basis) or estimated net realizable market value, and is based on quantities determined by physical count.

         4.38 CAPITAL EXPENDITURE PLANS. Schedule 4.38 sets forth a description of each capital expenditure program of the Corporation involving the expenditure of at least Fifty Thousand Dollars ($50,000) as to which the expenditure of funds is incomplete, setting forth (i) the budgeted expenditures and (ii) the actual amounts expended, if any.

         4.39 SHAREHOLDERS AND CONSULTING AGREEMENTS. Upon their termination in accordance with the provisions of Sections 6.9 and 6.10 hereof, the Corporation will have no liability or obligation under the Shareholders' Agreement and Consulting Agreements referred to in said sections.

         4.40 LUKENS AGREEMENT. The Corporation has no material obligations or liabilities arising under the Stock Purchase Agreement by and between Sponsor's Plan Asset Management, Inc. (a wholly owned subsidiary of Lukens, Inc.) and Curran Acquisition Company dated as of September 30, 1994.

         4.41 CERTAIN EMPLOYEE BONUSES. As soon as practicable after the Closing, Sellers will pay and discharge or otherwise obtain the Corporation's release from all liabilities of the Corporation relating to the change of control incentive payments referred to on Schedule 2.10(j).

                                    ARTICLE V
                                    ---------

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER
             ------------------------------------------------------

         Purchaser warrants and represents to, and covenants with, Sellers as follows:

         5.1 ORGANIZATION AND GOOD STANDING OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

         5.2 AUTHORITY OF PURCHASER. The execution, delivery and consummation of this Agreement by Purchaser has been duly authorized by the board of directors and, if required, the shareholders of Purchaser, in accordance with all applicable laws and the Articles of Incorporation and Code of Regulations of Purchaser and, at the "Closing Date" (as defined below), no further action will be necessary on the part of Purchaser or any of Purchaser's shareholders to make this Agreement valid and binding on Purchaser in accordance with its terms. The execution, delivery and consummation of this Agreement by Purchaser (i) is not contrary to its Articles of Incorporation or Code of Regulations; and (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which Purchaser is a party or to which Purchaser or any of Purchaser's assets is subject or bound.

         5.3 INVESTMENT PURPOSE. The shares of capital stock of the Corporation purchased pursuant to this Agreement will be acquired for investment and not with a view toward the resale or distribution thereof.

         5.4 OLOG PAYMENT. Purchaser shall cause the Corporation to pay to OLOG immediately after the Closing the full amount owing by the Corporation to OLOG under the Consulting Agreement referred to in Section 6.10 as provided in a written notice delivered by OLOG to Purchaser not less than two (2) business days prior to the Closing.

         5.5 CHI PAYMENT. Purchaser shall cause the Corporation to pay to CHI immediately after the Closing the full amount of all outstanding indebtedness of the Corporation owed to CHI under the Subordinated Promissory Notes in the aggregate original principal amount of Seven Hundred Seventy Thousand Dollars ($770,000.00) as provided in a written notice delivered by CHI to Purchaser not less than two (2) business days prior to the Closing.

         5.6 BANK ONE PAYMENT. Purchaser shall cause the Corporation to pay to Bank One immediately after the Closing the full amount of all outstanding indebtedness of the Corporation owed to Bank One as provided in a written notice delivered by Bank One to Purchaser not less than two (2) business days prior to the Closing.

         5.7 INDEMNIFICATION. Purchaser agrees that (i) Section 6.02 of the Corporation's Restated Certificate of Incorporation constitutes binding contractual obligations of the Corporation to each of the directors and officers of the Corporation and (ii) the repeal or amendment of such section subsequent to the date hereof shall not affect the rights of existing directors or officers to the benefits of such section as now in effect and such section shall continue in existence with respect to any action, suit, or proceeding, as those terms are used in such section, arising before or after any such repeal or amendment, that relates to services within the scope of such section occurring prior to such repeal or amendment.

         5.8 NET OPERATING LOSS CARRYFORWARD. Purchaser acknowledges and agrees that notwithstanding any other provision of this Agreement, no representation or warranty is being made by any of the Sellers in this Agreement with respect to the amount of and availability to the Corporation or the Purchaser after the Closing Date of the Corporation's net operating loss carryforwards for federal income tax purposes.

                                   ARTICLE VI
                                   ----------

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
                ------------------------------------------------

         The obligations of Purchaser under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing
Date:

         6.1 REPRESENTATIONS TRUE. The representations and warranties of Sellers contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         6.2 ALL CONSENTS OBTAINED. All necessary and material approvals or consents required to be obtained by Sellers have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated under this Agreement including, without limitation, such consents as may be listed or required to be listed on Schedules 2.1(b), 3.1(b) and 4.20.

         6.3 PERFORMANCE AND OBLIGATIONS. Sellers have duly performed all obligations, covenants and agreements undertaken by Sellers in this Agreement and have complied with all terms and conditions applicable to Sellers under this Agreement to be performed and complied with on or before the Closing Date.

         6.4 RECEIPT OF DOCUMENTS BY PURCHASER. Purchaser has received:

                  (a) a certificate executed by each Seller certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2, 6.3, 6.5 and 6.9;

                  (b) a true and correct copy of the Corporation's Certificate of Incorporation, certified by the Secretary of State of Delaware as of a date not more than seven (7) days prior to the Closing Date, and a true and correct copy of the Corporation's By-Laws certified by the Secretary of the Corporation as of the Closing Date;

                  (c) a written opinion from counsel for each Seller (who must be reasonably satisfactory to Purchaser and its counsel), dated as of the Closing Date, addressed to Purchaser, satisfactory to Purchaser and its counsel in the form of EXHIBIT "A" to this Agreement;

                  (d) the resignations of such officers and directors of the Corporation as may be requested by Purchaser; and

                  (e) certificates representing all of the Shares, with stock powers covering such shares duly endorsed in blank.

         6.5 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of this Agreement, or which is reasonably likely to materially and adversely affect the value of the business or assets of the Corporation.

         6.6 DELIVERY OF BOOKS AND RECORDS. Sellers have delivered or made available to Purchaser all books and records of the Corporation relating to or reasonably required for the operation of the business of the Corporation, including, without limitation, copies of all Contracts, financial and accounting records, files and records relating to employees, and all related correspondence.

         6.7 HART-SCOTT-RODINO COMPLIANCE. The applicable time period under the Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino") has expired and none of the parties to this Agreement has received any notice from the Federal Trade Commission or any other governmental agency which would prevent proceeding with the transactions contemplated under this Agreement.

         6.8 INTERCOMPANY ACCOUNTS. All accounts owed by the Corporation to any shareholder or other affiliate of the Corporation and owed by any such shareholder or affiliate to the Corporation shall be settled and paid, except as provided in Sections 5.4 and 5.5.

         6.9 SHAREHOLDERS AGREEMENT. The Shareholders Agreement dated October 7, 1994 among the Sellers and the Corporation shall have been terminated and the Corporation shall have been fully released from any liabilities or obligations in connection therewith. Purchaser shall have received satisfactory evidence of such termination and release.

         6.10 CONSULTING AGREEMENT. The Consulting Agreement dated October 7, 1994 between the Corporation and OLOG shall have been terminated and the Corporation shall have been fully released from any liabilities or obligations in connection therewith. Purchaser shall have received satisfactory evidence of such termination and release.

         6.11 SUPPLY AGREEMENTS TERMINATION. The Metal Supply Agreement dated July 1, 1996 between the Corporation and Northwest Alloys, Inc. and the Tolling Agreement dated as of July 22, 1996 between the Corporation and Kaiser Aluminum Specialty Products shall have been terminated and the Corporation shall have been released from all liabilities and obligations in connection therewith. Purchaser shall have received satisfactory evidence of such terminations and releases.

         6.12 SPIN-OFF OF SUBSIDIARIES. Subject to Article XVIII hereof, all the outstanding capital stock of the Subsidiaries shall have been spun-off or distributed to the Corporation's shareholders or otherwise transferred or conveyed by the Corporation without the incurrence of any liability or obligation on the part of the Corporation.

         6.13 PIPELINE INTEGRITY SETTLEMENT. The Corporation and Pipeline Induction Heat Limited shall have settled their dispute with respect to the Agreement for Sale of Assets dated February 3, 1995 between such parties and the Corporation shall have been fully released from any liabilities or obligations in connection therewith.

         6.14 EMPLOYMENT/COMPENSATION AGREEMENTS. The Corporation's employment agreement with Michael F. Curran and incentive compensation agreement with Ron Kygar (each referred to on Schedule 4.18) shall have been terminated and the Corporation shall have been fully released from any liabilities or obligations in connection therewith. Purchaser shall receive satisfactory evidence of such termination and releases.

         6.15 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement dated as of October 7, 1994 among the Sellers and the

Corporation shall have been terminated and the Corporation shall have been fully released from any liabilities or obligations in connection therewith. Purchaser shall receive satisfactory evidence of such termination and release.

                                   ARTICLE VII
                                   -----------

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
                 ----------------------------------------------

         The obligations of Sellers under this Agreement are, at the option of Sellers subject to satisfaction of the following conditions at or prior to the Closing Date:

         7.1 REPRESENTATIONS TRUE. The representations and warranties of Purchaser contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         7.2 ALL CONSENTS OBTAINED. All necessary approvals or consents required to be obtained by Purchaser have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated under this Agreement.

         7.3 PERFORMANCE AND OBLIGATIONS. Purchaser has duly performed all obligations, covenants and agreements undertaken by Purchaser in this Agreement and has complied with all terms and conditions applicable to Purchaser under this Agreement to be performed and complied with on or before the Closing Date.

         7.4 RECEIPT OF DOCUMENTS BY SELLERS. Sellers have received:

                  (a) the Purchase Price as provided in Section 1.1;

                  (b) a certificate executed by the President and Secretary or Treasurer of Purchaser certifying as to the fulfillment of the matters contained in Section 7.1, 7.2, 7.3 and 7.5 of this Article;

                  (c) a written opinion from counsel for Purchaser, dated as of the Closing Date, addressed to Sellers, satisfactory to Sellers and their respective counsel in the form of EXHIBIT "B" to this Agreement; and

                  (d) certified copies of resolutions duly adopted by the Board of Directors of Purchaser approving this Agreement and the transactions contemplated under it.

         7.5 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of this Agreement.

         7.6 HART-SCOTT-RODINO COMPLIANCE. The applicable time period under the Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino") has expired and none of the parties to this Agreement has received any notice from the Federal Trade Commission or any other governmental agency which would prevent proceeding with the transactions contemplated under this Agreement.

                                  ARTICLE VIII
                                  ------------

                                     CLOSING
                                     -------

         The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas 77002-6760 on the later of June 30, 1997 or five (5) business days after the fulfillment of the last condition necessary to complete the transaction, at 10:00 A.M. Houston, Texas Time or on such other date mutually agreeable to the parties (the "Closing Date"). Unless the parties otherwise agree in writing, if the Closing has not occurred within ninety 90 days from execution of this Agreement, then this Agreement will be deemed to have been terminated and abandoned, subject to the legal rights and remedies of either party arising out of the other party's breach of any of the provisions of this Agreement. The parties will in good faith use all reasonable efforts to achieve the Closing.

                                   ARTICLE IX
                                   ----------

                            TERMINATION OF AGREEMENT
                            ------------------------

         This Agreement and the transactions contemplated under it may be terminated and abandoned at any time prior to the Closing Date (unless otherwise specified below):

                  (a) by mutual consent in writing of Purchaser and Sellers;

                  (b) by Purchaser if there has been a material misrepresentation or breach of warranty in the representation and warranties of Sellers made under this Agreement; or

                  (c) by Purchaser if all or a material portion of the Corporation's assets have been materially damaged or destroyed before the Closing.

Any termination pursuant to this Article IX will not affect the obligations of the parties under Article XIII or Section 21.4, and will be without prejudice to the terminating party's legal rights and remedies by reason of any breach of this Agreement occurring prior to such termination. Notwithstanding the preceding provisions of this Article IX, in the event that Purchaser terminates this Agreement as a result of a breach of warranty in Sellers' representations and warranties contained in Sections 4.2(iv) or 4.19 which occurs solely as a result of Sellers' delivery of Schedule 4.20 subsequent to the date hereof, Purchaser shall not have any other rights or remedies (other than the right to terminate this Agreement) arising out of such breach.

                                    ARTICLE X
                                    ---------

                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                AND WARRANTIES; INDEMNIFICATION; DISPUTES; ESCROW
                -------------------------------------------------

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of Sellers or Purchaser, the representations and warranties of Sellers and Purchaser contained in this Agreement or in any certificate, Schedule, chart, list, letter, compilation or other document furnished or to be furnished pursuant to this Agreement, will survive the Closing for a period of one (1) year, except that the representations and warranties of Sellers contained in Sections 2.2, 3.2 and 4.12 with respect to title and tax matters will survive for so long as any applicable statute of limitations has not expired, been suspended or been waived or extended, and for thirty (30) days thereafter, and the representations and warranties of Sellers contained in Section 4.29 with respect to environmental matters will survive the Closing for a period of five (5) years. However, as to any breach of any such representation or warranty as to which Purchaser has given notice to Sellers on or prior to the expiration of the applicable period, as above set forth, the same will continue to survive beyond said period, but only as to the matters contained in such notice.

         10.2     SELLERS' INDEMNIFICATION.

                  (a) Each Seller, severally but not jointly, and proportionately, will indemnify and save harmless Purchaser and its subsidiaries, shareholders, directors, officers, employees and agents from its Proportionate Interest of any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) (collectively, "Losses") resulting from or attributable to (i) the breach of any one or more of the representations, warranties or covenants of Sellers made in Article IV of this Agreement (other than Section 4.17 which is provided for in Section 10.4 below), (ii) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of any one or more of the representations, warranties or covenants of Sellers made in Article IV of this Agreement (other than Section 4.17 which is provided for in Section 10.4 below),
         (iii) any liabilities required to have been discharged as a condition to Purchaser's obligation to consummate the transactions contemplated by this Agreement pursuant to Section 6.8 hereof, and (iv) the Corporation's spin-off or distribution to its shareholders, or other transfer or conveyance, of all the outstanding capital stock of the Subsidiaries as contemplated by Section 6.12. As used in this Agreement, "Proportionate Interest" shall mean in the case of Airlog, seventy-five percent (75%) and in the case of CHI, twenty-five percent (25%).

                  (b) Airlog will indemnify and save harmless Purchaser and its subsidiaries, shareholders, directors, officers, employees and agents from any and all Losses resulting from or attributable to (i) the breach of any one or more of the representations, warranties or covenants of Airlog made in Article II of this Agreement, and (ii) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of any one or more of the representations, warranties or covenants of Airlog made in Article II of this Agreement.

                  (c) CHI will indemnify and save harmless Purchaser and its subsidiaries, shareholders, directors, officers, employees and agents from any and all Losses resulting from or attributable to (i) the breach of any one or more of the representations, warranties or covenants of CHI made in Article III of this Agreement, and (ii) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of any one or more of the representations, warranties or covenants of CHI made in Article III of this Agreement.

         10.3 DEFENSE OF CLAIM. If Purchaser has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding indemnity properly may be sought against Sellers or either Seller pursuant to this Agreement, Purchaser will give notice in writing to Sellers or such Seller, as the case may be. Within fifteen
(15) days after the earlier of (i) receipt of such notice or (ii) receipt of actual notice by Sellers from sources other than Purchaser, Sellers may give Purchaser written notice of their election to conduct the defense of such claim, action or proceeding at its own expense. If Sellers have given Purchaser such notice of election to conduct the defense, Sellers may conduct the defense at its expense, but Purchaser will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of Purchaser, without a right of further reimbursement. If Sellers have not so notified Purchaser in writing (within the time above provided) of its election to conduct the defense of such claim, action or proceeding, Purchaser may (but need not) conduct (at Sellers' expense) the defense of such claim, action or proceeding. Purchaser may at any time notify Sellers of Purchaser's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which Sellers have not previously elected to conduct) and may make such settlement, compromise or satisfaction (at Sellers' expense) unless Sellers notify Purchaser in writing (within seven (7) days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. If Sellers have elected under this
Section 10.3 to conduct the defense of any claim, action or proceeding, then Sellers will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. If Sellers elect to settle, compromise or satisfy any claim, action or proceeding defended by them, the cost of any such settlement, compromise or satisfaction will be borne entirely by Sellers and may be made only with the consent of Purchaser, which shall not be unreasonably withheld. Purchaser and Sellers will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 10.3.

         10.4 ACCOUNTS RECEIVABLE. Each Seller agrees that it will purchase its Proportionate Interest of all Closing Date Accounts Receivable that remain uncollected three hundred and thirty (330) days after the Closing Date submitted for transfer by Purchaser as set forth below for an amount equal to the face amount of such purchased accounts less the reserves for doubtful receivables and uncollectible accounts as recorded on the balance sheet of the Corporation as of the Closing Date; provided however that in no case shall the purchased portion of the Closing Date Accounts Receivable be less than the amount of such reserves as of the Closing Date. Payments received with respect to the Closing Date Accounts Receivables shall be applied first to the oldest receivables unless the customer notifies the Corporation that it has a dispute with respect to a particular receivable. Purchaser will cause the Corporation to use its reasonable best efforts (which shall not include paying any third party or bringing legal action to collect such receivables) to collect the Closing Date Accounts Receivables and to preserve Sellers' potential subsequent rights therein. After three hundred thirty (330) days after the Closing Date, Purchaser may submit and transfer ownership of all or any portion of such uncollected Closing Date Accounts Receivable to Sellers against payment therefor, provided that if Purchaser submits for transfer any such uncollected accounts, it shall be not less than the amount of such reserves as of the Closing Date.

         10.5 PURCHASER'S INDEMNIFICATION. Purchaser covenants and agrees to indemnify and save harmless Sellers from any and all Losses resulting from or attributable to the breach of any one or more of the representations, warranties or covenants of Purchaser made in or pursuant to this Agreement to the same extent as provided in Clauses (i) and (ii) of Section 10.2, and in the same manner as provided in Section 10.3, of this Article X.

         10.6     LIMITATION ON INDEMNIFICATION.

                  (a) Any of the foregoing notwithstanding, in no event will the individual indemnification obligations of Airlog, CHI and Purchaser pursuant to this Article X exceed Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00), Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) and Fifteen Million Dollars ($15,000,000.00), respectively. If Sellers pursuant to Section 21.10 hereof supplement or amend any Schedule with respect to any matter that existed as of the date of this Agreement and should have been set forth or described in any Schedule, and if Purchaser nevertheless closes the transaction, Sellers shall not be liable to Purchaser for any matter set forth in any such supplement or any breach of representation or warranty arising from the matter set forth in any such supplement.

                  (b) Any of the foregoing notwithstanding, in the event that Sellers are obligated to indemnify Purchaser pursuant to (x) Section 10.2(a)(i) or (ii) hereof for Losses resulting from or attributable to a breach of any of the representations or warranties contained in
         Section 4.12 hereof which relate solely to federal income taxes or (y)
         Section 10.2(a)(iv) hereof (collectively, "Qualified Losses"), Sellers' indemnification obligation shall be limited to the amount that such Qualified Losses (when taken together with any prior Qualified Losses) exceed the net operating losses of the Corporation on June 30, 1997 that either (x) are available to the Corporation to offset against such Qualified Losses or (y) have been utilized by the Corporation to offset against income of the Corporation earned subsequent to June 30, 1997. Purchaser and Corrpro agree that they will not, and will cause the Corporation to not, elect to forego the Corporation's ability to carryback such Closing Date net operating losses (for purposes of federal and state income taxes only) for the taxable year ended June 30, 1997.

         10.7     ESCROW.

                  (a) The escrow payment referred to in Section 1.2(a) hereof, shall be placed in a banking institution in an interest-bearing money market account satisfactory to Purchaser and the Sellers for a period beginning on the Closing Date and ending on the ninetieth (90th) day after the Closing Date, to be disbursed solely upon the joint signatures of Purchaser and Sellers, all as set forth below. Disbursements from the amount in escrow from time to time (the "Escrow Amount") shall be made for the payment of amounts, if any, to secure the indemnification obligations of Sellers pursuant to Section 10.2(a) hereof.

                  (b) The Escrow Amount shall be disbursed during the term hereof as follows:

                         (i) At any time or from time to time, Purchaser may
                  give the Sellers written notice asserting a claim for indemnification pursuant to Section 10.2(a) hereof ("Notice of Claim"). Such Notice of Claim must be for a specified amount.

                        (ii) Each Notice of Claim shall (A) be signed by a
                  proper representative of Purchaser, (B) contain a description of the claim and reasonable documentation with respect thereto, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such notice of claim is valid under the terms of Section 10.2(a) hereof and is being given by the Purchaser in good faith.

                       (iii) Subject to subsection (iv) below, thirty days after
                  receipt of such Notice of Claim, Sellers will join with Purchaser in a joint instruction to release to the Purchaser from the Escrow Amount a cash sum equal to the amount specified in said Notice of Claim delivered pursuant to paragraph (ii)(C) above. Sellers are not required to agree to take any action with respect to a Notice of Claim that fails to specify the amount of the claim asserted thereby unless and until Purchaser gives Sellers a written supplement thereto signed by a proper representative of Purchaser specifying the amount of such claim. Subject to subsection (iv) below, thirty days after receipt of any such supplement, Sellers will join with Purchaser in a joint instruction to release said amount to Purchaser as if the amount specified in such supplement had been originally specified in the related Notice of Claim pursuant to paragraph (ii)(C) above.

                        (iv) Instead of the payment specified in paragraph (iii)
                  above, Sellers may give the Purchaser written notice ("Notice of Objection") (A) attaching a copy of such Notice of Claim,
                  (B) stating that, in the good faith opinion of Sellers, the claim described in such Notice of Claim is invalid (either in whole or in specified part) under the terms of Section 10.2(a) hereof, (C) giving the reasons for the alleged invalidity, and
                  (D) stating that, based on such alleged invalidity, Sellers object to the payment of any portion of the Escrow Amount to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, Sellers, within 30 days of the receipt of such Notice of Claim, agree to release over to Purchaser from the Escrow Amount that portion of the amounts specified in such Notice of Claim as to which no objection is made. Sellers are not required to agree to make any payments to Purchaser in respect of a Notice of Claim that has been objected to in a Notice of Objection given to Purchaser as aforesaid except (X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph (v) below.

                         (v) Purchaser and Sellers agree to submit to final and
                  binding arbitration in Houston, Texas, any and all disputes that Sellers have specified in a Notice of Objection or Purchaser has specified in a Notice of Claim to which Sellers have not responded within 30 days of receipt of such Notice of Claim. Any such dispute subject to arbitration pursuant to this Section 10.7(b)(v) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Within ten days of the initiation of an arbitration hereunder, each party will designate an arbitrator pursuant to Rule 14 of the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. Purchaser and Sellers agree that the arbitrators selected hereunder have the authority to allocate costs of any arbitration initiated under this paragraph and the decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act a judgment of the United States District Court for the Southern District of Texas, Houston Division, shall be entered upon the award made pursuant to the arbitration.

                  (c) The escrow shall be terminated on the ninetieth (90th) day after the closing Date; provided, however, that the escrow may continue beyond such ninety (90) days, if Purchaser has asserted indemnification claims, and any such claims remain unsatisfied. Upon termination of the escrow, all remaining amounts therein that constitute the Escrow Amount and that have not been paid or are not properly payable to third parties, or to Purchaser pursuant hereto, shall be disbursed to Sellers.

                  (d) Sellers' indemnification obligations pursuant to Section 10.2(a) hereof shall not be limited to the Escrow Amount; but rather are subject only to the limitations contained in Section 10.6. Notwithstanding the preceding sentence, during the ninety-day escrow period, any claims made by Purchaser against Sellers for indemnification pursuant to Section 10.2(a) shall be made first against the Escrow Amount.

                                   ARTICLE XI
                                   ----------

                          CONDUCT PRIOR TO CLOSING DATE
                          -----------------------------

         11.1 CONTINUATION OF BUSINESS. Until the Closing Date, Sellers will cause the Corporation to continue to conduct its business in the ordinary and usual course consistent with past practice, and, without limiting the generality of this undertaking, Sellers will not, and will cause the Corporation not to, do or suffer to be done any of the following, whether or not in the ordinary and usual course, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

                  (a) Other than the contemplated distribution by the Corporation to its shareholders of all the outstanding capital stock of the Subsidiaries, dispose or contract to dispose of, or acquire or contract to acquire, any Real Property or other assets (except for inventory disposed of or acquired in the ordinary course of business), or any interest in any Real Property or other capital assets;

                  (b) Borrow any money;

                  (c) Enter into any lease with a term longer than ninety (90) days;

                  (d) Encumber any material assets;

                  (e) Enter into any contract, commitment or arrangement of the type required by Section 11.20 above to be listed on Schedule 4.20;

                  (f) Other than as contemplated by 11.1(a) above, declare or pay any dividend or declare or make any other distribution to shareholders;

                  (g) Purchase or redeem any shares, notes or other securities;

                  (h) Increase the rate or amount of compensation or the amount or type of other remuneration to any of its directors, officers, employees, agents or other representatives, or agree to do so;

                  (i) Other than as contemplated by 11.1 (a) above, form or cause to be formed, or dispose or contract to dispose of, any Subsidiary, or any interest in any Subsidiary or acquire any stock or equity interest in any corporation or other entity;

                  (j) Reclassify, split or combine its shares, or issue, sell, distribute or dispose of any shares, notes or other securities, or issue or make any changes to any options, warrants or rights with respect to its shares, or commit itself to do so;

                  (k) Make any new commitments or agree to make commitments for capital improvements or significantly alter standing commitments for capital improvements;

                  (l) Make any single expenditure or agree to make any single expenditure, or series of expenditures in excess of Twenty Thousand Dollars ($20,000) in the aggregate, except expenditures for raw materials and supplies which are purchased and services which are being paid for in the ordinary course of business and consistent with past practice;

                  (m) Negotiate with anyone other than Purchaser for, or participate with anyone other than Purchaser in, the acquisition of the Shares;

                  (n) Amend, or permit to be amended, in any way, its Certificate of Incorporation or By-Laws or merge or consolidate with any other corporation or other entity or change the character of its business; or

                  (o) Make any material change in accounting methods.

         11.2 PRESERVATION OF BUSINESS. Sellers will use all reasonable efforts to cause the Corporation to (i) preserve intact its present business organization and personnel, (ii) preserve its business, actual and potential, and its advantageous relationships with all persons having business dealings with it, and (iii) preserve and maintain in force all its licenses, certificates, leases, contracts, permits, registrations, franchises, confidential information, patents, trademarks, trade names, service marks and copyrights, and applications for any of the same, and other similar rights. Sellers will use all reasonable efforts to cause the Corporation to maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries.

         11.3 CONSENTS AND APPROVALS. Sellers will use all reasonable efforts (which shall not include paying any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining any such consent or approval) to obtain all necessary consents and approvals of all persons, firms, entities and governmental authorities to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE XII
                                   -----------

                    ASSIGNMENT, THIRD PARTIES, BINDING EFFECT
                    -----------------------------------------

         The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties hereto and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Purchaser, on the one hand and Sellers, on the other, and their respective successors and permitted assigns.

                                  ARTICLE XIII
                                  ------------

                                    EXPENSES
                                    --------

         Purchaser, on the one hand, and Sellers, on the other, will bear their own respective expenses, including, without limitation, counsel and accountants' fees, in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement, provided, however, that Purchaser will pay the filing fees associated with the Hart-Scott-Rodino filings. None of the expenses of Sellers shall be borne by the Corporation.

                                   ARTICLE XIV
                                   -----------

                                     NOTICES
                                     -------

         All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:


         To Purchaser:       Corrpro Companies, Inc.
         -------------       1090 Enterprise Drive
                             Medina, Ohio  44256
                             Facsimile No.: (330) 723-0244
                             Attention:  Joseph W. Rog, Chairman, President
                                            and Chief Executive Officer

         With a copy to:     Benesch, Friedlander,
                               Coplan & Aronoff LLP
                             2300 BP America Building
                             200 Public Square
                             Cleveland, Ohio 44114
                             Facsimile No.: (216) 363-4588
                             Attention: David S. Inglis

         To Sellers:         Airlog International, Inc.
         ----------          c/o Offshore Logistics, Inc.
                             224 Rue de Jean
                             P.O. Box 5C
                             Lafayette, Louisiana  70505
                             Facsimile No.:  (318) 235-6678
                             Attention:  James B. Clement, Chairman, President
                                            and Chief Executive Officer

                    and

                             Curran Holdings, Inc.
                             7700 San Felipe, Suite 340
                             Houston, Texas  77063
                             Facsimile No.: (713) 784-9046
                             Attention:  Michael F. Curran, Chairman, President
                                             and Chief Executive Officer

         With a copy to:     Vinson & Elkins L.L.P.
                             1001 Fannin Street
                             Suite 2300
                             Houston, Texas  77002-6760
                             Facsimile No.:  (713) 615-5236
                             Attention:  John S. Watson


                                   ARTICLE XV
                                   ----------

                                    REMEDIES
                                    --------

         The Parties hereto agree that the sole and exclusive remedies for breaches of this Agreement, for negligence, negligent misrepresentation or for any tort (but not any tort based upon fraud or intent to deceive) committed in connection with the transactions described in, or contemplated by, this Agreement are those set forth in this Agreement, and that no claim may be made by any party hereto for any matter in connection with the transactions described in, or contemplated by, this Agreement unless specifically set forth in this Agreement and then only pursuant to the terms of this Agreement. Notwithstanding the foregoing, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy conferred by this Agreement, and each and every remedy will be cumulative and will be in addition to every remedy given under this Agreement. The election of any one or more remedies by Purchaser or Sellers will not constitute a waiver of the right to pursue other available remedies conferred by this Agreement.

                                   ARTICLE XVI
                                   -----------

                                 NON-COMPETITION
                                 ---------------

         16.1     NON-COMPETITION AGREEMENT.

                  (a) For a period of five (5) years from and after the Closing Date each Seller and OLOG will not, and will cause their affiliates to not, directly or indirectly:

                         (i) anywhere in North America engage in, carry on, be
                  employed by, consult with or have any interest in a business substantially similar to, or in competition with the Corporation on matters substantially similar to, the business as carried on by the Corporation on the Closing Date;

                        (ii) induce any person who is a present or future
                  employee, officer, agent, affiliate or customer of the Corporation now or subsequently existing to terminate the relationship; and

                       (iii) induce any customer, supplier or any other party
                  with whom the Corporation does business to refuse to do business with the Corporation on as favorable terms as previously done with the Corporation.

         Notwithstanding the foregoing, the parties acknowledge that CHI and its affiliates from time to time provide, among other things, services relating to the installation of cathodic protection systems. Nothing in this Article XVI shall prohibit CHI or its affiliates from providing such installation services so long as such services are secondary to a primary project, in the ordinary course of CHI or its affiliates' businesses.

         Sellers and OLOG acknowledge that the length of time and geographic restriction pertaining to all prohibitions in this Subsection (a) both are reasonable and necessary for the legitimate protection of Purchaser's business and interests.

                  (b) For purposes of this Article XVI, the business carried on by the Corporation on the Closing Date shall mean the business of providing materials or services for the evaluation, design, installation, commissioning or maintenance of cathodic protection systems and remote monitoring services.

                  (c) Each Seller and OLOG expressly agree and understand that the remedy at law for any breach by such Seller or OLOG of this Article XVI will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of such Seller's or OLOG's violation of this Article XVI, Purchaser will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this subsection (c) will be deemed to limit Purchaser's remedies at law or in equity for any breach by either Seller or OLOG of any of the provisions of this Agreement which may be pursued or availed of by Purchaser.

                  (d) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in this Section 16.1 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

                  (e) In the event either Seller or OLOG violates any legally enforceable provision of this Section 16.1 as to which there is a specific time period during which such Seller or OLOG is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

         16.2 DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by law or necessary in connection with any dealings with any public agency or authority, from and after the Closing Date, Sellers will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or harmful to the interests of, the Corporation, any information (written or oral), documents, lists or other data of or respecting any aspect of the business being acquired by Purchaser from Sellers under this Agreement.

                                  ARTICLE XVII
                                  ------------

                            BENEFIT PLANS AGREEMENTS
                            ------------------------

         17.1 401(K) PLAN. Effective as of the Closing Date, Sellers shall cause the Corporation to withdraw from and cause each employee of the Corporation to cease to participate in The Curran Companies 401(k) Plan ("Sellers' 401(k) Plan"). As soon as practicable after, but effective as of the Closing Date, Purchaser shall take all action necessary and appropriate to extend coverage under a new or existing defined contribution plan qualified under Sections 401(a) and 501(a) of the Code ("Purchaser's 401(k) Plan"), to employees of the Corporation having account balances under Sellers' 401(k) Plan as of the Closing Date. Such employees shall be credited under Purchaser's 401(k) Plan with service, for eligibility and vesting purposes, with the service credited under the terms of Sellers' 401(k) Plan. As soon as practicable following the Closing Date and the extension or establishment of Purchaser's 401(k) Plan, but no earlier than 60 days after the Closing Date, Sellers shall cause to be transferred from the trustee of Sellers' 401(k) Plan to the trustee of Purchaser's 401(k) Plan an amount in cash or in kind (with any in-kind transfer to be agreed upon by Sellers and Purchaser) equal to the aggregate account balances of employees of the Corporation under Sellers' 401(k) Plan determined as of the transfer date (which shall be a valuation date) in accordance with the methods of valuation set forth in Sellers' 401(k) Plan. From and after the date of such transfer, Purchaser shall cause Purchaser's 401(k) Plan to assume the obligations of Sellers' 401(k) Plan with respect to benefits accrued by employees of the Corporation under Sellers' 401(k) Plan, and Sellers' 401(k) Plan shall cease to be responsible therefor. Sellers shall cause the Corporation to make any contributions that are required under Sellers' 401(k) Plan for the period prior to the Closing Date. Sellers and

Purchaser shall cooperate in making all appropriate IRS filings in connection with the transfer described above.

         17.2 WELFARE PLANS. Effective as of the Closing Date, (a) Sellers shall cause the Corporation to withdraw from and cause each employee of the Corporation to cease to participate in each welfare benefit plan sponsored by Sellers and/or Sellers' affiliates and (b) Purchaser shall cause each such employee to be covered by the welfare benefit plans sponsored and maintained by Purchaser or adopted by the Corporation on and after the Closing Date. Sellers and Sellers' affiliates shall only be liable for claims for benefits (other than for short-term disability, workers' compensation and medical and dental benefits) by employees of the Corporation (active or inactive) under such welfare benefit plans arising out of occurrences prior to the Closing Date. Sellers and Sellers' affiliates shall only be liable for claims for short-term disability benefits and workers' compensation benefits by employees of the Corporation (active or inactive) under such welfare benefit plans with respect to payments otherwise due prior to the Closing Date. Sellers and Sellers' affiliates shall only be liable for claims for medical and dental benefits by employees of the Corporation (active or inactive) under such welfare benefit plans with respect to services and treatment rendered prior to the Closing Date. Moreover, the liability of Sellers and Sellers' affiliates under any such welfare benefit plans is expressly conditioned upon such claims being made within the applicable time period prescribed by Sellers' welfare benefit plans. Purchaser shall cause each of the employees of the Corporation to be granted credit under the welfare benefit plans which may be established by Purchaser for such employees, for the year during which the Closing Date occurs, with any deductibles already incurred by such employees for such year under the welfare plans of Sellers and Sellers' affiliates, and Purchaser shall cause there to be waived any pre-existing condition restrictions under Purchaser's welfare benefit plans to the extent necessary to provide immediate coverage under Purchaser's welfare plans with respect to conditions which were not excluded from coverage as pre-existing conditions under Sellers' welfare benefit plans. Purchaser shall provide the employees of the Corporation (active or inactive) and their respective beneficiaries with medical benefits sufficient to eliminate health continuation obligations of Sellers and Sellers' affiliates under Section 4980B of the Code. It is agreed and understood that Sellers and/or Sellers' affiliates will cooperate with Purchaser, and take any other actions reasonably requested by Purchaser, so as to enable Purchaser, at its option, to continue the insurance coverage in place immediately prior to the Closing Date (or similar coverage) with respect to the welfare benefits of employees of the Corporation (active and inactive) in a manner consistent with the foregoing provisions of this Section 17.2, to the extent such continuance of insurance or similar insurance is available from the existing insurance carrier(s).

                                  ARTICLE XVIII
                                  -------------

                                  SUBSIDIARIES
                                  ------------

         For a period expiring ten (10) days after the Closing Date, Purchaser shall have the right to purchase any one or more of the Subsidiaries, for no additional purchase price, on terms mutually satisfactory to Purchaser and the Sellers. Purchaser shall exercise such right by written notice delivered to Sellers. In such event, the parties will make necessary and appropriate changes to this

Agreement including, without limitation, Section 6.12 hereof. Sellers will not, and will cause the Corporation to not, spin-off or distribute to the Corporation's shareholders or otherwise transfer or convey any of the outstanding Capital Stock of the Subsidiaries during such ten-day period.

                                   ARTICLE XIX
                                   -----------

                       OFFSHORE LOGISTICS, INC. GUARANTEE
                       ----------------------------------

         OLOG hereby irrevocably and unconditionally guarantees the full, timely and faithful performance by Airlog of its obligations contained in this Agreement, including, without limitation, Airlog's indemnification obligations under Article X hereof (for the purposes of this Article XIX, the "Guaranteed Obligations"). This guarantee is a continuing, absolute and unconditional guarantee and shall remain in full force and effect so long as Airlog has any obligations under the Guaranteed Obligations. OLOG waives notice of acceptance of this guarantee and notice of any liability to which it may apply, and waives presentation, demand and protest of any Guaranteed Obligation and also waives notice of any nonpayment. The obligations of OLOG under this guarantee are absolute and unconditional and shall not be impaired by:

                  (a) the failure of Purchaser to assert any claim or demand or to enforce any right or remedy against Airlog; or

                  (b) the act or failure to act in any manner referred to in this guarantee which may deprive OLOG of its right to subrogation against Airlog to recover fully indemnity for any payment made pursuant to this guarantee.

         This guarantee is a continuing guarantee and shall be binding upon OLOG and its successors and assigns and shall inure to the benefit of the successors and assigns of Purchaser.

                                   ARTICLE XX
                                   ----------

                        CORRPRO COMPANIES, INC. GUARANTEE
                        ---------------------------------

         Corrpro hereby irrevocably and unconditionally guarantees the full, timely and faithful performance by Purchaser of its obligations contained in this Agreement, including, without limitation, the payment of the Purchase Price and Purchaser's indemnification obligations under Article X hereof (for purposes of this Article XX, the "Guaranteed Obligations"). This guarantee is a continuing, absolute and unconditional guarantee and shall remain in full force and effect so long as Purchaser has any obligations under the Guaranteed Obligations. Corrpro waives notice of acceptance of this guarantee and notice of any liability to which it may apply, and waives presentation, demand and protest of any Guaranteed Obligation and also waives notice of any nonpayment. The obligations of Corrpro under this guarantee are absolute and unconditional and shall not be impaired by:

                  (a) the failure of Sellers to assert any claim or demand or to enforce any right or remedy against Purchaser; or

                  (b) the act or failure to act in any manner referred to in this guarantee which may deprive Corrpro of its right to subrogation against Purchaser to recover fully indemnity for any payment made pursuant to this guarantee.

         This guarantee is a continuing guarantee and shall be binding upon Corrpro and its successors and assigns and shall inure to the benefit of the successors and assigns of Seller.

                                   ARTICLE XXI

                                  MISCELLANEOUS

         21.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

         21.2 CAPTIONS AND SECTION HEADINGS. Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

         21.3 WAIVERS. Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

         21.4 RIGHT OF INSPECTION. From and after the date of this Agreement to the Closing Date, Sellers will give to Purchaser and its counsel, accountants and other representatives, full access during normal business hours to the offices, properties, agreements, records and affairs of the Corporation. Such investigation will not affect the warranties and representations of Sellers under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of the Corporation or Sellers will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by Sellers or other third parties without fault on the part of Purchaser, or unless otherwise required by law.

         21.5 AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents to take such additional action as is reasonably necessary or appropriate for such purposes.

         21.6 ENTIRE AGREEMENT. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms and the Confidentiality Agreement dated

December 17, 1996, constitutes the entire agreement between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

         21.7 GOVERNING LAWS. This Agreement is to governed by and construed in accordance with the internal laws of the State of Delaware.

         21.8 KNOWLEDGE. All references to "knowledge" of a party or "known to" a party means the actual knowledge of a party after reasonable investigation and due diligence. Actual knowledge of any officer, director or supervisory employee of a party will be imputed to, and deemed to be actual knowledge of, that party.

         21.9 PRESS RELEASES. Prior to the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of the other party first obtained; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any press release or public announcement to the extent that such party determines, on advice on counsel, that such action is required by law, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

         21.10 SUPPLEMENTAL DISCLOSURE. Sellers shall have the right from time to time prior to the Closing to supplement or amend any Schedule with respect to
(a) any matter that existed as of the date of this Agreement and should have been set forth or described in any Schedule and (b) any matter hereafter arising which, if existing as of the date of this Agreement, would have been required to be set forth or described in any Schedule; PROVIDED, HOWEVER, that with respect to clause (a) above, any such supplemental or amended disclosure shall not be deemed to cure any breach of any representation or warranty made in this Agreement as of the date of this Agreement unless so consented to by Purchaser.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                     HARCO OFFSHORE, INC.

                                     By:          /s/ Neal R. Restivo
                                         ---------------------------------------
                                     Its:               Treasurer
                                          --------------------------------------
                                                          "PURCHASER"

                                     AIRLOG INTERNATIONAL, INC.

                                     By:          /s/ George M. Small
                                         ---------------------------------------
                                     Its:              V.P. -- CFO
                                          --------------------------------------

                                     CURRAN HOLDINGS, INC.

                                     By:         /s/  J. Alec Mize
                                         ---------------------------------------
                                     Its:             Sr. V.P.
                                          --------------------------------------
                                                              "SELLERS"

         By its execution of this Agreement below, Offshore Logistics, Inc. agrees to be bound by the provisions of Articles XVI and XIX contained in this Agreement.

                                     OFFSHORE LOGISTICS, INC.

                                     By:         /S/ GEORGE M. SMALL
                                         ---------------------------------------
                                     Its:             V.P. -- CFO
                                          --------------------------------------
                                     Date:               6-4-97
                                          --------------------------------------

         By its execution of this Agreement below, Corrpro Companies, Inc. agrees to be bound by the provisions of Article XX contained in this Agreement.

                                     CORRPRO COMPANIES, INC.

                                     By:         /s/ Neal R. Restivo
                                         ---------------------------------------
                                     Its:           Senior V.P. and CFO
                                          --------------------------------------
                                     Date:               6-4-97
                                          --------------------------------------

                                                                       EXHIBIT A



         1. Each of CHI and the Corporation is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation with the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as it is now being conducted.

         2. The Corporation is authorized to issue 6,000,000 shares of Class A Common Stock, par value $.01 per share, all of which have been duly and validly issued and are outstanding, 20,000,000 shares of Common Stock, par value $.01 per share, 2,000,000 of which have been duly and validly issued and are outstanding, 100,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding. All the outstanding shares are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. To our knowledge there are no other shares of stock, convertible or other securities or rights, warrants or options with respect to any shares of stock or securities of the Corporation authorized, issued or outstanding.

         3. CHI has all requisite corporate power and corporate authority to execute and deliver the Agreement and to perform its obligations thereunder.

         4. The execution, delivery and performance of the Agreement by CHI have been duly authorized by all requisite corporate action. The Agreement has been executed and delivered by CHI and (assuming the Agreement is a valid and binding obligation of Purchaser) is a valid and binding obligation of CHI, enforceable against CHI in accordance with its terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         5. Except as set forth in the Agreement or in any Schedule, the execution and delivery of the Agreement and the consummation of the transactions contemplated under the Agreement by the Sellers (a) are not in conflict with the Certificate of Incorporation or By-Laws of the Corporation,
(b) do not (with or without notice or the passage of time or both) constitute a default under, and are not in conflict with, any Contract set forth in Schedule 4.20, (c) do not violate any order, judgment or decree known to us to which the Corporation is a party or to which any of its assets are subject, and (d) will not (with or without notice or the passage of time or both) result in the creation of any lien or any charge on or any loss of any assets of the Corporation or in the acceleration or termination of any loan, security interest or other agreement set forth on Schedule 4.22.

         6. Except with respect to those matters as may be disclosed in any Schedule, we have no knowledge of any action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting the Corporation or any of its assets at law or in equity, or before or by any federal, state, municipal or other governmental department or by any other commission, board, agency or instrumentality, domestic or foreign, that can reasonably be expected to have a material adverse effect on the business or financial condition of the Corporation.

         7. Upon transfer, assignment and delivery of the Shares owned by CHI and payment therefor in accordance with the terms of the Agreement (assuming Purchaser purchases such Shares without notice of any adverse claim within the meaning of Section 8-302 of the Delaware Uniform Commercial Code), Purchaser will acquire title to such Shares, free and clear of any adverse claims other than those created by or through Purchaser.

                                                                    EXHIBIT A-1

         1. Each of OLOG and Airlog is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation with the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as it is now being conducted.

         2. Each of OLOG and Airlog has all requisite corporate power and corporate authority to execute and deliver the Agreement and to perform its obligations thereunder.

         3. The execution, delivery and performance of the Agreement by OLOG and Airlog have been duly authorized by all requisite corporate action. The Agreement has been executed and delivered by OLOG and Airlog and (assuming the Agreement is a valid and binding obligation of Purchaser) is a valid and binding obligation of OLOG and Airlog, enforceable against OLOG and Airlog in accordance with its terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         4. Upon transfer, assignment and delivery of the Shares owned by Airlog and payment therefor in accordance with the terms of the Agreement (assuming Purchaser purchases such Shares without notice of any adverse claim within the meaning of Section 8-302 of the Delaware Uniform Commercial Code), Purchaser will acquire title to such Shares, free and clear of any adverse claims other than those created by or through Purchaser.

                                                                       EXHIBIT B

                                [BFCA LETTERHEAD]

                  , 1997
------------------

Airlog International, Inc.
c/o Offshore Logistics, Inc.
224 Rue de Jean
P.O. Box 5C
Lafayette, Louisiana 70505

Curran Holdings, Inc.
7700 San Felipe
Suite 340
Houston, Texas 77063

Re: Stock Purchase Agreement dated June ___, 1997 among Harco Offshore, Inc.,
    Airlog International, Inc. and Curran Holdings, Inc., et al

 Ladies and Gentlemen:

         We have acted as counsel for Harco Offshore, Inc., an Ohio corporation (the "Company"), and Corrpro Companies, Inc., an Ohio corporation ("Corrpro"),
in connection with the Stock Purchase Agreement dated June   , 1997 among Harco
Offshore, Inc., Airlog International, Inc., Curran Holdings, Inc., Corrpro and Offshore Logistics, Inc. (the "Agreement"). This letter is furnished to you pursuant to Section 7.4(c) of the Agreement. Capitalized terms not defined in this letter have the meanings given to them in the Agreement.

         We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company and Corrpro, all such agreements, certificates of officers of the Company and Corrpro and others, and such other documents, certificates and corporate or other records we have deemed necessary as a basis for the opinions expressed in this letter.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers and representatives of the Company and Corrpro and of stat authorities and on the representations, warranties and statements contained in the Agreement. We have assumed that the Agreement, together with the other contracts referred to in the Agreement, reflect the complete understanding and agreement of the parties.

 Airlog International, Inc.
             ,1997
-------------
 Page 2

         We have assumed: that each entity that is a party to the Agreement (other than the Company and Corrpro) has been duly organized or formed and is validly existing and in good standing as a corporate or similar organization under the laws of its jurisdiction of organization, and is qualified to do business and is in good standing as a foreign corporation or other organization in each jurisdiction where by law it is required to.be so qualified; that the Agreement has been duly authorized, executed and delivered by each other party and constitutes such party's valid and binding obligation, enforceable against such party in accordance with its terms; that each other party has the requisite corporate or other organizational power and authority to perform such party's obligations under the Agreement; and that each other party to the Agreement has performed and will perform such party's obligations under the Agreement.

         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the law of the State of Ohio. We assume, with your permission and without independent review, that insofar as the law of the State of Delaware may be applicable to any matters opined to herein, such law is identical to the State of Ohio, but we express no opinion as to the extent to which the law of the State of Ohio or the laws of any other jurisdiction may apply.

         On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

         (1) Each of the Company and Corrpro is duly incorporated, validly existing and is in good standing under the laws of the State of Ohio, has full corporate power and authority to carry on its business as and where now conducted, and to own or lease and operate its properties at and where now owned or leased and operated by it.

         (2) Each of the Company and Corrpro has all requisite corporate power to execute, deliver and carry out its obligations under the Agreement and the execution, delivery and performance of the Agreement by the Company and Corrpro have been duly authorized by all requisite corporate action.

         (3) The execution and delivery of the Agreement and the consummation of the transactions contemplated under the Agreement by the Company and Corrpro are not in conflict with the Articles of Incorporation or Code of Regulations of the Company or Corrpro.

         (4) The Agreement constitutes the legal, valid, and binding obligations of the Company and Corrpro, and is enforceable against each of the Company and Corrpro in accordance with its terms.

Airlog International, Inc.
             ,1997
-------------
Page 3

         The above opinions are subject to the following additional limitations, qualifications and exceptions:

         A. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors' rights generally;

         B. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

         C. Limitations imposed by or resulting from the exercise by any court of its discretion; and

         D. Limitations imposed by reason of generally applicable public policy principles or considerations.

         Whenever we have asserted above that a matter is "to our knowledge" or "known to us," our knowledge is limited to actual knowledge of those in our office who have directly participated in this engagement.

         We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Company or Corrpro concerning the business or affairs of the Company or Corrpro or any other information furnished to you of a factual nature.

         The opinions in this letter are rendered only to Airlog International, Inc. and Curran Holdings, Inc. in connection with the Agreement. The opinions may not be relied upon by Airlog International, Inc. and Curran Holdings, Inc. for any other purpose, or relied upon by an other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in party.

                                                   Very truly yours,

                                                   BENESCH, FRIEDLANDER,
                                                    COPLAN & ARONOFF LLP

                                                                    Exhibit 2.2

                                 FIRST AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is made this 16th day of July, 1997, among Harco Offshore, Inc., an Ohio corporation ("Harco"), Airlog International, Inc., a corporation organized under the laws of Panama ("Airlog"), Curran Holdings, Inc., a Delaware corporation ("Curran"), Offshore Logistics, Inc., a Delaware corporation ("OLOG"), and Corrpro Companies, Inc., an Ohio corporation ("Corrpro").

                                    RECITALS:

         A. Harco, Airlog, Curran, OLOG and Corrpro are parties to a Stock Purchase Agreement dated June 4, 1997 concerning the acquisition of all the outstanding shares of Cathodic Protection Services Company (the "Agreement").

         B. The parties desire to amend the Agreement in accordance with the terms set forth in this Amendment.

         NOW, THEREFORE, Harco, Airlog, Curran, OLOG and Corrpro intending to be legally bound, agree as follows:

         1. Harco Offshore, Inc. is hereby removed as a party to the Agreement.

         2. The term "Purchaser" in the Agreement shall mean Corrpro Companies, Inc.

         3. References to "Corrpro" in (a) the paragraph immediately following Recital B in the Agreement; and (b) the last sentence of Section 10.6(b) of the Agreement are hereby deleted.

         4. The entirety of Article XX is hereby deleted and in its place, the following is hereby inserted:

                   [This Article is intentionally left blank.]

         5. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                             HARCO OFFSHORE, INC.

                                             By:    /s/ Neal R. Restivo
                                                --------------------------------
                                             Its:       Treasurer
                                                 -------------------------------

                                             AIRLOG INTERNATIONAL, INC.

                                             By:    /s/ George M. Small
                                                --------------------------------
                                             Its:   Vice President and CFO
                                                 -------------------------------


                                             CURRAN HOLDINGS, INC.

                                             By:      /s/ J. Alec Mize
                                                --------------------------------
                                             Its:        Sr. Vice President
                                                 -------------------------------

                                             OFFSHORE LOGISTICS, INC.

                                             By:      /s/ George M. Small
                                                --------------------------------
                                             Its:    Vice President and CFO
                                                 -------------------------------


                                             CORRPRO COMPANIES, INC.

                                             By:      /s/ Neal R. Restivo
                                                --------------------------------
                                             Its:  Sr.  Vice President and CFO
                                                 -------------------------------